Exhibit 10.26

DEVON ENERGY CORPORATION

INCENTIVE SAVINGS PLAN

As Amended and Restated Effective January 1, 2022

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Page

ARTICLE I	BACKGROUND AND STATEMENT OF PURPOSE	1

1.01	Background	1
1.02	Purposes	1
1.03	Rights Affected	1
1.04	Qualification under the Internal Revenue Code	1
1.05	Documents	1

ARTICLE II	DEFINITIONS	2

2.01	"Account"	2
2.02	"Actual Deferral Percentage"	2
2.03	"Affiliated Company"	2
2.04	"Alternate Payee"	2
2.05	"Annual Addition"	3
2.06	"Asset Allocation Fiduciary"	3
2.07	"Automatic Enrollment Date"	3
2.08	"Average Actual Deferral Percentage"	3
2.09	"Average Contribution Percentage"	3
2.10	"Beneficiary"	3
2.11	"Benefit Payment Date"	3
2.12	"Board of Directors"	4
2.13	"Code"	4
2.14	"Committee"	4
2.15	"Company"	4
2.16	"Company Retirement Contribution"	4
2.17	"Company Retirement Contribution Account"	4
2.18	"Compensation"	4
2.19	"Contribution Percentage"	5
2.20	"Disability"	5
2.21	"Effective Date"	5
2.22	"Eligible Borrower"	6
2.23	"Eligible Employee"	6
2.24	"Employee"	6
2.25	"Employment Commencement Date"	7
2.26	"Employer"	7
2.27	"ERISA"	7
2.28	"Highly Compensated Employee"	7
2.29	"Hour of Service"	7
2.30	"Investment Committee"	7
2.31	"Investment Fund"	7
2.32	"Loan Account"	7
2.33	"Matching Contribution"	7
2.34	"Matching Contribution Account"	7

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(continued)

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2.35	"Named Fiduciary"	8
2.36	"Non-Highly Compensated Employee"	8
2.37	"Normal Retirement Age"	8
2.38	"Participant"	8
2.39	"Pension Plan"	8
2.40	"Period of Severance"	8
2.41	"Plan"	8
2.42	"Plan Year"	8
2.43	"QDRO"	8
2.44	"Qualified Matching Contribution"	9
2.45	"Qualified Matching Contribution Account"	9
2.46	"Qualified Military Service"	9
2.47	"Qualified Nonelective Contribution"	9
2.48	"Qualified Nonelective Contribution Account"	9
2.49	"Reemployment Commencement Date"	9
2.50	"Rollover Account"	9
2.51	"Rollover Contributions"	9
2.52	"Roth 401(k) Account"	9
2.53	"Roth 401(k) Contribution"	9
2.54	"Roth In-Plan Conversion Account"	10
2.55	"Roth Rollover Account"	10
2.56	"Roth Rollover Contributions"	10
2.57	"Salary Deferral Account"	10
2.58	"Salary Deferrals"	10
2.59	"Severance from Service"	10
2.60	"Severance Date"	10
2.61	"Spouse"	10
2.62	"Target Fund"	11
2.63	"Trust Agreement"	11
2.64	"Trustee"	11
2.65	"Trust Fund"	11
2.66	"Valuation Date"	11
2.67	"Years of Service"	11

ARTICLE III	participation eligibility	12

3.01	Eligibility to Participate	12
3.02	Ineligible Employees	12
3.03	Reemployment	12
3.04	Transfer of Employment	12
3.05	Procedure for and Effect of Participation	12
3.06	Plan Mergers and Asset Transfers	12

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(continued)

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ARTICLE IV	CONTRIBUTIONS	13

4.01	Salary Deferral Contributions and Roth 401(k) Contributions	13
4.02	Increase in or Reduction of Salary Deferrals and/or Roth 401(k) Contributions	15
4.03	Combined Limit on Contributions	16
4.04	Company Retirement Contributions	16
4.05	Matching Contributions	16
4.06	Rollover Contributions and Roth In-Plan Conversions	17
4.07	Qualified Nonelective Contributions and Qualified Matching Contributions	19
4.08	Contributions with Respect to Military Service	20
4.09	Timing of Contributions	21
4.10	Contingent Nature of Contributions	21
4.11	Exclusive Benefit; Refund of Contributions	21

ARTICLE V	LIMITATIONS ON CONTRIBUTIONS	22

5.01	Calendar Year Limitation on Salary Deferrals and Roth 401(k) Contributions	22
5.02	Nondiscrimination Limitations on Salary Deferrals, Roth 401(k) Contributions, and Matching Contributions	23
5.03	Correction of Discriminatory Contributions	24
5.04	Annual Additions Limitations	26

ARTICLE VI	INVESTMENT AND VALUATION OF TRUST FUND; MAINTENANCE OF ACCOUNTS	26

6.01	Investment of Assets	26
6.02	Investment in Investment Funds	26
6.03	Investment Elections	27
6.04	Change of Election	27
6.05	Transfers Between Investment Funds	27
6.06	Individual Accounts	27
6.07	Valuation	28
6.08	Voting and Tender of Mutual Fund Shares	28
6.09	Fiduciary Responsibility	28

ARTICLE VII	VESTING	28

7.01	Full and Immediate Vesting of Salary Deferrals, Roth 401(k) Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Rollovers	28

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(continued)

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7.02	Vesting of Employer Contributions	28
7.03	Effects of Certain Periods of Severance	30
7.04	Forfeiture of Nonvested Amounts and Restoration upon Reemployment	30

ARTICLE VIII	BENEFIT DISTRIBUTIONS	31

8.01	Death Benefits	31
8.02	Benefits upon Severance from Service.	31
8.03	Form and Timing of Benefit Payment	32
8.04	Withdrawals	33
8.05	Beneficiary Designation Right	36
8.06	Domestic Relations Orders	37
8.07	Post Distribution Credits	38
8.08	Direct Rollovers	38
8.09	Waiver of 2009 Required Distributions	39
8.10	Waiver of 2020 Required Distributions	40

ARTICLE IX	PARTICIPANT LOANS	40

9.01	Loans in General	40
9.02	Loans as Trust Fund Investments	42

ARTICLE X	PROVISIONS RELATING TO TOP-HEAVY PLANS	45

10.01	Definitions	45
10.02	Determination of Top-Heavy Status	47
10.03	Top-Heavy Plan Minimum Allocation	47

ARTICLE XI	ALLOCATION AND DELEGATION OF AUTHORITY	48

11.01	Delegation	48
11.02	Authority and Responsibilities of the Committee	48
11.03	Authority and Responsibilities of the Trustee	48
11.04	Authority and Responsibilities of the Investment Committee	49
11.05	Authority and Responsibilities of the Asset Allocation Fiduciary	49
11.06	Limitations on Obligations of Named Fiduciaries	49
11.07	Designation and Delegation	49
11.08	Engagement of Assistants and Advisers	49
11.09	Payment of Expenses	49
11.10	Indemnification	50
11.11	Bonding	50

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(continued)

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ARTICLE XII	AdministratIon	50

12.01	Committee	50
12.02	Authority and Responsibility of the Committee	50
12.03	Investment Committee	52
12.04	Committee Procedures	53
12.05	Serving in More than One Capacity	53
12.06	Appointment of the Trustee	53
12.07	Reporting and Disclosure	53
12.08	Construction of the Plan	53
12.09	Compensation of the Committee and the Investment Committee	54
12.10	Ministerial Functions	54
12.11	Allocation of Duties and Responsibilities	54

ARTICLE XIII	APPLICATION FOR BENEFITS AND CLAIMS PROCEDURES	54

13.01	Application for Benefits	54
13.02	Claims Procedure	54

ARTICLE XIV	AMENDMENT AND TERMINATION	57

14.01	Amendment	57
14.02	Amendments to the Vesting Schedule	58
14.03	Plan Termination	58
14.04	Mergers and Consolidations of Plans	59

ARTICLE XV	Change of Control	59

15.01	Change of Control	59
15.02	Amendment of this ARTICLE XV by the Company	61

ARTICLE XVI	MISCELLANEOUS PROVISIONS	61

16.01	Nonalienation of Benefits	61
16.02	No Contract of Employment	61
16.03	Severability of Provisions	62
16.04	Heirs, Assigns and Personal Representatives	62
16.05	Headings and Captions	62
16.06	Gender and Number	62
16.07	Controlling Law	62
16.08	Funding Policy	62
16.09	Title to Assets; Source of Benefits	62
16.10	Payments to Minors, Etc	62

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(continued)

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16.11	Reliance on Data and Consents	63
16.12	Deemed Acceptance of Act or Omission by a Plan Fiduciary	63
16.13	Lost Payees	63
16.14	No Warranties	63
16.15	Notices	63
16.16	Recovery of Overpayment	64

Appendix A	DIRECT TRANSFER FROM KERR-MCgEE CORPORATION SAVINGS INVESTMENT PLAN	1

Appendix B	PENNZENERGY COMPANY SAVINGS AND INVESTMENT PLAN MERGER	1

Appendix C	SANTA FE ENERGY SNYDER SAVINGS INVESTMENT PLAN MERGER	1

Appendix D	MITCHELL ENERGY & DEVELOPMENT CORP. THRIFT & SAVINGS PLAN MERGER	1

Appendix E	OCEAN RETIREMENT SAVINGS PLAN MERGER	1

Appendix F	THUNDER CREEK GAS SERVICES, L.L.C. RETIREMENT SAVINGS PLAN MERGER	1

Appendix G	SPECIAL PROVISIONS FOR GEOSOUTHERN CONTINUED EMPLOYEES	1

Appendix H	special provisions for employees transferring to enlink midstream operating, lp	1

Appendix I	special provisions for employees transferring to enlink midstream operating, lp IN CONNECTION WITH THE CONTRIBUTION OF THE VICTORIA EXPRESS PIPELINE	1

Appendix J	SPECIAL PROVISIONS FOR FORMER EMPLOYEES OF WPX ENERGY SERVICES AND WPX ENERGY SAVINGS PLAN MERGER	1

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ARTICLE I

BACKGROUND AND STATEMENT OF PURPOSE

1.01Background.  The Devon Energy Corporation Incentive Savings Plan (the "Plan") is maintained by Devon Energy Corporation (the "Company").  The Plan was originally established by the Company on January 1, 1990.  The Plan was amended and restated effective as of October 1, 2007.  The Plan was amended and restated generally effective January 1, 2012 and January 1, 2013, in each case to reflect certain design changes; incorporate amendments; and make certain other clarifying changes.  The Plan was most recently amended and restated generally effective January 1, 2014, except as otherwise required by law or provided therein, to incorporate amendments (including the amendment to reflect the Company's sale of its ownership interest in Thunder Creek Gas Services, L.L.C. and the Plan ceasing to be a multiple employer plan as a result of such sale); amend the definition of "Spouse," to reflect the Supreme Court's decision in United States v. Windsor; and related guidance and to make certain other clarifying changes.  The Plan again was amended and restated, generally effective January 1, 2018, except as otherwise provided herein, to incorporate recent amendments; extend the application of the Plan's automatic advance feature, effective on and after January 1, 2018, to Participants (as defined below) hired before January 1, 2008; and make certain other clarifying changes.  The Plan is amended and restated, generally effective January 1, 2022, (the "Effective Date"), except as otherwise provided herein, to incorporate recent amendments and to reflect the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act").

1.02Purposes.  The purposes of the Plan are to encourage systematic savings to meet the financial needs of Eligible Employees both during active employment and during retirement and to make available a number of investment vehicles for such savings.

1.03Rights Affected.  Except as otherwise required by law or an amendment or as provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date.  The rights of any other person shall be governed by the Plan as in effect on the date of his Severance from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

1.04Qualification under the Internal Revenue Code.  It is intended that the Plan be a qualified profit-sharing plan within the meaning of Code section 401(a), that the requirements of Code section 401(k) or 414(v) be satisfied as to that portion of the Plan represented by contributions made pursuant to Participant Salary Deferral elections, that the requirements of Code section 401(m) be satisfied as to that portion of the Plan represented by Matching Contributions and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of Code section 501(a).

1.05Documents.  The Plan consists of the Plan document as set forth herein, and any amendment thereto.  Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.

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ARTICLE II

DEFINITIONS

2.01"Account" shall mean the entire interest of a Participant in the Plan.  A Participant's Account shall consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.  Without limiting the foregoing, the term "Account" shall also include any separate account established for purposes of accounting for the assets that have been transferred to the Trust Fund from another plan.  Participants' rights with respect to such separate accounts shall be determined in accordance with the terms of the Plan or, if applicable, the terms of the Plan as in effect at the time such separate accounts were established.

2.02"Actual Deferral Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) (1) an active Participant's Salary Deferrals and Roth 401(k) Contributions for the Plan Year (excluding any Salary Deferrals and Roth 401(k) Contributions that are (A) taken into account in determining the Contribution Percentage, (B) distributed to an active Participant who is not a Highly Compensated Employee pursuant to a claim for distribution under Section 5.01, (C) returned to the Participant pursuant to Section 5.04 or (D) contributed pursuant to Section 4.01(b)), plus (2) at the election of the Committee, any portion of the Qualified Nonelective Contributions allocated to the Participant for the Plan Year permitted to be taken into account under Code section 401(k), plus (3) in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliated Company, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. § 1.401(k)-1(b)(4)) for the Plan Year, to (b) the Participant's Compensation for the entire Plan Year, including the portion of the Plan Year when he was an Employee but was not eligible to participate in the Plan.

2.03"Affiliated Company" shall mean any entity which (a) with the Company constitutes (1) a "controlled group of corporations" within the meaning of Code section 414(b), (2) a "group of trades or businesses under common control" within the meaning of Code section 414(c), or (3) an "affiliated service group" within the meaning of Code section 414(m), or (b) is required to be aggregated with the Company pursuant to Treasury Regulations under Code section 414(o).  An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists.  For purposes of Section 2.05 or 5.04, "Affiliated Company" shall mean an Affiliated Company, but determined with "more than 50 percent" substituted for the phrase "at least 80 percent" in Code section 1563(a)(1) when applying Code sections 414(b) and (c).

2.04"Alternate Payee" shall mean the person entitled to receive payment of benefits under the Plan pursuant to a QDRO.

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2.05"Annual Addition" shall mean, for any Participant for any Plan Year, the sum of the following amounts allocated to a Participant's Accounts under the Plan and any other qualified defined contribution plan maintained by the Employer or an Affiliated Company:

(a)Employer contributions (including Matching Contributions; Salary Deferral amounts, except Salary Deferrals contributed pursuant to Section 4.01(b) or distributed pursuant to Section 5.01; Roth 401(k) Contributions; Company Retirement Contributions; Qualified Nonelective Contributions and Qualified Matching Contributions);

(b)Participant contributions (including mandatory or voluntary employee contributions made under a qualified defined benefit plan of the Employer or an Affiliated Company, but excluding Rollover Contributions and amounts repaid pursuant to Section 9.02(f));

(c)forfeitures (to the extent not used to pay Plan expenses); and

(d)amounts described in Code section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and Code section 419A(d)(2) (relating to contributions allocated to post-retirement medical benefit accounts for key employees).

2.06"Asset Allocation Fiduciary" shall mean, if and to the extent appointed by the Investment Committee, the Named Fiduciary with the authority and responsibilities set forth in Section 11.05.

2.07"Automatic Enrollment Date" shall mean, for each Eligible Employee who has an Employment Commencement Date on and after January 1, 2008 and who does not make an affirmative election to make (or not to make) Salary Deferrals to the Plan in accordance with Section 4.01, the first day of the payroll period commencing as soon as administratively practicable following the Eligible Employee's Employment Commencement Date.

2.08"Average Actual Deferral Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of a specified group of active Participants.

2.09"Average Contribution Percentage" shall mean the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of a specified group of active Participants.

2.10"Beneficiary" shall mean the person or entity designated or otherwise determined to be such in accordance with Section 8.05.

2.11"Benefit Payment Date" shall mean, for any Participant or Beneficiary of a deceased Participant, the date as of which the first benefit payment from a Participant's Account is due; provided, however, that the Benefit Payment Date applicable to any amount withdrawn pursuant to Section 8.04 shall not be taken into account in determining the Participant's Benefit Payment Date with respect to the remainder of his Account.

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2.12"Board of Directors" shall mean the board of directors of the Company or a committee of the Board of Directors to which the Board of Directors has delegated some or all of its responsibilities hereunder.

2.13"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

2.14"Committee" shall mean the Benefits Committee appointed by the Compensation Committee of the Board of Directors to administer the Plan or an individual or entity to which the Committee has delegated some or all of its responsibilities.

2.15"Company" shall mean Devon Energy Corporation, a Delaware corporation, and its successors.

2.16"Company Retirement Contribution" shall mean a contribution made by an Employer pursuant to Section 4.04.

2.17"Company Retirement Contribution Account" shall mean so much of a Participant's Account attributable to Company Retirement Contributions allocated to such Participant's Account, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and all withdrawals and distributions therefrom.

2.18"Compensation" shall mean for any Employee for any Plan Year:

(a)Except as otherwise provided in this definition, (i) all base pay, overtime pay and annual discretionary performance bonuses (which, by example, shall not include stay payments, signing bonuses, Christmas or holiday bonuses, or retention bonuses, among other items) paid to a Participant by the Employer during a Plan Year; (ii) any amounts deferred or excluded from gross income pursuant to Code section 401(k), 125 (which shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage, so long as the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the Employer's health plan), 402(e)(3), 402(h) or 403(b) with respect to employee benefit plans sponsored by the Employer; and (iii) amounts that are not includible in the gross income of the Participant by reason of Code section 132(f)(4).

(b)Compensation shall include the amount of any differential military wage payments paid to the Participant by the Employer with respect to any period of active military service in accordance with Code sections 3401(h) and 414(u)(12).

(c)Only $200,000 of a Participant's Compensation (adjusted in accordance with Code section 401(a)(17)(B)) shall be taken into account for purposes of the Plan.

(d)Notwithstanding anything to the contrary herein, Compensation shall not include (i) amounts paid to a Participant after termination of employment as a cash out or payment of unused vacation pay, sick pay or other paid time off or (ii) other amounts paid to a

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Participant after termination of employment, other than payments made within three weeks of the date of termination of employment and which is regular pay that is paid in accordance with the Employer's normal payroll processes and which would have been paid to the Participant prior to the termination of employment if the Participant had continued in the employment of the Employer.  By way of example, and not limitation, Compensation shall not include severance pay or severance bonus amounts regardless of when such amounts are paid to a Participant.

(e)For purposes of Section 4.08, "Compensation" shall mean the Compensation, as defined in subsection (a), that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Participant's average earnings from the Employer or an Affiliated Company for the 12-month period immediately preceding the Participant's period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law.

(f)For purposes of applying the nondiscrimination limitations of Section 5.02, the Annual Additions limitations of Section 5.04, the top-heavy provisions of ARTICLE X, and the definition of Highly Compensated Employee, Compensation shall mean compensation as defined in Treas. Reg. § 1.415(c)-2(d)(4) (including all of the mandatory and optional items of compensation described in the special timing rules set forth in Treas. Reg. § 1.415(c)-2(e)).

2.19"Contribution Percentage" shall mean the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) (1) the Matching Contributions allocated to an active Participant's Account for the Plan Year (excluding any Matching Contributions forfeited pursuant to ARTICLE V), plus (2) at the election of the Committee, any portion of the Qualified Nonelective Contributions or Qualified Matching Contributions allocated to the Participant for the Plan Year required or permitted to be taken into account under Code section 401(m), plus (3) in the case of any Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Employer or an Affiliated Company to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his behalf under all such plans (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. § 1.401(m)-1(b)(4)) for the Plan Year, to (b) the Participant's Compensation for the entire Plan Year, including the portion of the Plan Year when he was an Employee but was not eligible to participate in the Plan.  For purposes of determining Contribution Percentages, the Employer or the Committee may take Salary Deferrals into account (excluding Salary Deferrals contributed pursuant to Section 4.01(b)) and Roth 401(k) Contributions, in accordance with Treasury Regulations, so long as the requirements of Section 5.02(a) are met both when the Salary Deferrals used in determining Contribution Percentages are and are not included in determining Actual Deferral Percentages.

2.20"Disability" shall mean the definition of such term under the federal Social Security Act where the Participant becomes entitled to, and commences receipt of, disability benefits under such Act.

2.21"Effective Date" shall mean January 1, 2022, the effective date of this amended and restated Plan.  The original effective date of the Plan is January 1, 1990.

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2.22"Eligible Borrower" means a Participant or Beneficiary who meets the eligibility requirements of Section 9.01(a) for a loan from the Plan.

2.23"Eligible Employee" means:

(a)Except as otherwise provided by this definition, each Employee of the Employer.

(b)Eligible Employees do not include: (1) Employees whose terms and conditions of employment are determined through collective bargaining and set forth in a collective bargaining agreement to which the Employer is a party, where the issue of retirement benefits has been the subject of good-faith bargaining, unless such agreement provides for the participation of such Employees in the Plan; (2) any person who is an Employee solely by reason of being a leased employee within the meaning of Code section 414(n) or 414(o); (3) an Employee of the Employer who is a nonresident alien and who does not receive from the Employer any earned income under Code section 911(d)(2) that constitutes income from sources within the United States under Code section 861(a)(3), provided, however, that a nonresident alien who is paid through the Employer's United States payroll, shall not be included in this clause (3); (4) any person whose services have been obtained through a separate contract and who is classified as a fee-for-service worker, leased employee, or an independent contractor or otherwise as a person who is not treated as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding obligation; (5) any Employee who is employed by a non-U.S. Affiliated Company and whose services with such non-U.S. Affiliated Company are covered by a second amendment agreement (or similar agreement) with the Employer; and (6) any person who is classified as an "intern" under the Employer's standard personnel policies.  If a person described in the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if an Employer or Affiliated Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by an Employer or Affiliated Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

2.24"Employee" shall mean any person who is employed by the Employer or an Affiliated Company and who is classified by the Employer or Affiliated Company as a common-law employee.  A person who is not otherwise employed by an Employer or Affiliated Company shall be deemed to be employed by any such company if (i) he is a leased employee with respect to whose services such Employer or Affiliated Company is the recipient, within the meaning of Code section 414(n) or 414(o), but to whom Code section 414(n)(5) does not apply, or (ii) under common law agency rules, he has performed services for the Employer and/or a related person (within the meaning of Code section 414(n)(6)) under the direction and control of such Employer and/or related person, pursuant to an agreement between the Employer and any other individual or entity, on a substantially full-time basis for a period of at least one year.

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2.25"Employment Commencement Date" shall mean, with respect to any person, the first date on which that person performs an Hour of Service or, with respect to a person who has incurred a Period of Severance, the first date following the Period of Severance on which that person performs an Hour of Service; provided, however, that  for purposes of Sections 4.04 and 4.05, "Employment Commencement Date" shall mean the first date on which that person performs an Hour of Service as an Eligible Employee or, if applicable, the first date following the Period of Severance on which that person performs an Hour of Service as an Eligible Employee.

2.26"Employer" shall mean the Company and any Affiliated Company as may from time to time participate in the Plan by authorization of the Board of Directors and authorization of the board of directors of such Affiliated Company.

2.27"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any successor statute of similar purpose.

2.28"Highly Compensated Employee" shall mean any Employee who performed services for an Employer or an Affiliated Company during the Plan Year for which a determination is being made (the "Determination Year") and who:

(a)was at any time in the Determination Year or the immediately preceding Determination Year a 5% owner, as defined in Code section 416(i); or

(b)for the immediately preceding Determination Year, received Compensation from the Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with Code section 414(q).

2.29"Hour of Service" shall mean, for any Employee, an hour for which he is directly or indirectly compensated, or is entitled to be compensated by the Employer or an Affiliated Company, for the performance of duties, including each hour for which he is absent for Qualified Military Service; provided that the Employee returns to service with the Employer or Affiliated Company within such period as his right to reemployment is protected by law.

2.30"Investment Committee" shall mean the Retirement Plans Investment Committee appointed by the Compensation Committee of the Board of Directors as provided herein.

2.31"Investment Fund" shall mean any of the funds established pursuant to Section 6.02 for the investment of the assets of the Trust Fund.

2.32"Loan Account" shall mean the Account described in Section 9.02 and shall have the meaning set forth therein.

2.33"Matching Contribution" shall mean an Employer contribution made pursuant to Section 4.05.

2.34"Matching Contribution Account" shall mean so much of a Participant's Account as consists of amounts attributable to Matching Contributions allocated to such Participant's

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Account, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

2.35"Named Fiduciary" shall mean the Compensation Committee of the Board of Directors, the Trustee, the Investment Committee, the Committee and, if and to the extent appointed, the Asset Allocation Fiduciary.  Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement.  Any fiduciary, if so appointed, may serve in more than one fiduciary capacity and may also serve in a non-fiduciary capacity.

2.36"Non-Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

2.37"Normal Retirement Age" shall mean age 65.

2.38"Participant" shall mean an Eligible Employee who meets the eligibility requirements of Section 3.01 and who becomes a Participant as provided in ARTICLE III hereof, or a person who has an undistributed interest in the Trust Fund.

2.39"Pension Plan" shall mean the Retirement Plan for Employees of Devon Energy Corporation (or any successor plan) as amended from time to time.

2.40"Period of Severance" shall mean a 12-consecutive-month period beginning on an Employee's Severance Date or any anniversary thereof and ending on the next succeeding anniversary of such Severance Date during which the Employee is not credited with at least one Hour of Service.  In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a Period of Severance.  For the purposes of this Section, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.  An Employee's absence from work for maternity or paternity reasons shall be determined in accordance with such uniform and nondiscriminatory procedures as the Committee may establish.

2.41"Plan" shall mean the Devon Energy Corporation Incentive Savings Plan, as set forth herein, and as the same may from time to time hereafter be amended.

2.42"Plan Year" means the 12-month period that begins January 1 and ends December 31.

2.43"QDRO" shall mean a "qualified domestic relations order" within the meaning of section 206(d)(3)(B) of ERISA and Code section 414(p).

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2.44"Qualified Matching Contribution" shall mean a contribution made by an Employer pursuant to Section 4.07.

2.45"Qualified Matching Contribution Account" shall mean so much of a Participant's Account as consists of amounts attributable to Qualified Matching Contributions allocated to such Participant's Account, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

2.46"Qualified Military Service" shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant's right to reemployment is protected by law.

2.47"Qualified Nonelective Contribution" shall mean a contribution made by an Employer pursuant to Section 4.07.

2.48"Qualified Nonelective Contribution Account" shall mean so much of a Participant's Account as consists of amounts attributable to Qualified Nonelective Contributions allocated to such Participant's Account, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

2.49"Reemployment Commencement Date" shall mean, with respect to any person, the first date on which that person performs an Hour of Service following his or her most recent Severance from Service; provided, however, that for purposes of Sections 4.04 and 4.05, "Reemployment Commencement Date" shall mean the first date on which that person performs an Hour of Service as an Eligible Employee following his or her most recent Severance from Service.

2.50"Rollover Account" shall mean so much of a Participant's Account as consists of his Rollover Contributions that are not Roth Rollover Contributions, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

2.51"Rollover Contributions" shall mean amounts contributed by an Eligible Employee pursuant to Section 4.06(a).

2.52"Roth 401(k) Account" shall mean so much of the Participant's Account under the Plan as is comprised of the Roth 401(k) Contributions credited to the Participant under the Plan, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

2.53"Roth 401(k) Contribution" shall mean so much of a Participant's Account as is attributable to Salary Deferrals irrevocably designated by the Participant as Roth 401(k) Contributions pursuant to Section 4.01(a)(6).

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2.54"Roth In-Plan Conversion Account" shall mean so much of a Participant's Account as is composed of amounts converted to Roth 401(k) Contributions pursuant to a Roth in-plan conversion election in accordance with Section 4.06(b)(1) and the requirements of Code section 402A(c)(4) and the regulations and rulings promulgated thereunder, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

2.55"Roth Rollover Account" shall mean so much of a Participant's Account as consists of his Roth Rollover Contributions and amounts attributable to his Rollover Account (other than Roth Rollover Contributions) for which he made a Roth in-plan conversion election under Section 4.06(b)(2), including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

2.56"Roth Rollover Contributions" shall mean amounts contributed by an Eligible Employee pursuant to Section 4.06 and attributable to a direct rollover from a designated Roth contribution account (within the meaning of Code section 402A(b)(2)).

2.57"Salary Deferral Account" shall mean so much of a Participant's Account as consists of his Salary Deferrals, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

2.58"Salary Deferrals" shall mean the portion of a Participant's Compensation (other than Roth 401(k) Contributions) that is reduced in accordance with Sections 4.01(a) and 4.01(b) and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to Section 4.01(d).

2.59"Severance from Service" shall mean, for any Employee, his severance from employment, death, retirement, voluntary or involuntary termination, or any other absence or termination that causes him to cease to be an Employee.

2.60"Severance Date" shall mean the earlier of (a) the date on which an Employee incurs a Severance from Service, or (b) the first anniversary of the date that the Employee is otherwise first absent from work from the Employer and all Affiliated Companies (with or without pay) for any other reason (other than a period of long-term disability under a long-term disability plan or program sponsored by the Employer, or an approved leave of absence granted in writing by the Employer according to a uniform rule applied without discrimination; provided that the Employee returns to the employ of the Employer upon completion of the approved leave); provided, however, that an Employee shall not be considered to have had a Severance Date during a period of Qualified Military Service if he returns to active service with the Employer or an Affiliated Company within such period during which his reemployment rights are protected by law.

2.61"Spouse" shall mean for periods on and after June 26, 2013 an individual (whether of the same or opposite sex) to whom the Participant is legally married under applicable state or foreign law; provided, however, that from June 26, 2013 through

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September 15, 2013, the Participant's marital status, in the case of a same-sex marriage, shall be determined under the laws of the state in which the Participant is domiciled.  The term "Spouse" shall also include a former Spouse of a Participant to the extent required by a QDRO.

2.62"Target Fund" shall have the meaning assigned in Section 6.02(b).

2.63"Trust Agreement" shall mean the trust instrument executed by the Company and the Trustee for purposes of providing a vehicle for investment of the assets of the Plan.

2.64"Trustee" shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

2.65"Trust Fund" shall mean all of the assets of the Plan held by the Trustee under the Trust Agreement.

2.66"Valuation Date" shall mean each business day and such other dates as determined by the Committee.

2.67"Years of Service" shall mean the service credited to an Employee for purposes of determining an Employee's vested interest in his Account.  The following rules shall apply in calculating Years of Service under this Plan.

(a)An Employee shall be credited with full and partial Years of Service for the period from his Employment Commencement Date to his Severance Date.  Years of Service shall be calculated on the basis that 12 consecutive months of employment equal one year and nonconsecutive periods of service for vesting purposes that are not disregarded under Section 7.03 shall be aggregated.  Fractional periods of a year will be expressed in terms of days.  The following additional rules shall apply in calculating Years of Service under this subsection (a):

(1)If an Employee retires, quits or is discharged or otherwise experiences a Severance from Service, the period commencing on the Employee's Severance Date and ending on the first date on which he again performs an Hour of Service shall be taken into account, if such date is within 12 consecutive months of the date on which he last performed an Hour of Service.

(2)If an Employee is absent from work for a reason other than one specified in Section 2.59 and within 12 months of the first day of such absence the Employee retires, quits or is discharged, or otherwise experiences a Severance from Service, the period commencing on the first day of such absence and ending on the first day he again performs an Hour of Service shall be taken into account, if such day is within 12 months of the date his absence began.

(3)If a Participant has a Period of Severance, Years of Service before the Period of Severance shall be taken into account only after he completes one Year of Service following the end of such Period of Severance.

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(4)Years of Service shall include employment with an Affiliated Company.

ARTICLE III

participation eligibility

3.01Eligibility to Participate.

(a)Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan immediately before the Effective Date shall be eligible to participate in the Plan as of the Effective Date.

(b)Each other Eligible Employee shall be eligible to participate in the Plan immediately upon his Employment Commencement Date.

3.02Ineligible Employees.  In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee shall be eligible to participate in the Plan immediately upon becoming an Eligible Employee.  In the event a Participant becomes ineligible to participate because he is no longer an Eligible Employee, such Employee shall participate immediately upon again becoming an Eligible Employee.

3.03Reemployment.  An Employee or Participant who incurs a Severance Date shall become eligible to participate in the Plan immediately upon his date of rehire as an Eligible Employee.

3.04Transfer of Employment.  If a Participant transfers employment from one Employer to another Employer, such transfer shall not be deemed a Severance from Service for purposes of the Plan.

3.05Procedure for and Effect of Participation.  Each Participant shall complete such forms, either in writing or via electronic means, and provide such data as are reasonably required by the Committee as a precondition of such participation.  Participation shall commence as soon as administratively practicable after the later of the Eligible Employee's Employment Commencement Date and the date on which the Eligible Employee has completed the required enrollment procedures for the Plan.  Notwithstanding the foregoing, an Eligible Employee shall become a Participant on his Automatic Enrollment Date if such Eligible Employee is deemed to have made an election to reduce his Compensation as set forth in Section 4.01(a)(1).  By becoming a Participant, each Eligible Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan and the corresponding Trust Agreement, and all amendments to such instruments.

3.06Plan Mergers and Asset Transfers.  Individuals who have Accounts in the Plan by reason of an asset transfer or plan merger with and into the Plan, but who do not otherwise commence participation in the Plan in accordance with this ARTICLE III shall be subject to the Plan's terms in the same manner as any other Participant who accumulated an Account in the Plan and then experienced a Severance from Service.

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ARTICLE IV

CONTRIBUTIONS

4.01Salary Deferral Contributions and Roth 401(k) Contributions.

(a)Elections.

(1)Subject to Section 3.05 and the limitations set forth herein and in ARTICLE V, each Participant may elect to reduce any Compensation received during a payroll period beginning on and after the effective date of the election, through payroll reductions, by an amount up to 50% and contribute such amounts to the Plan as Salary Deferrals.  Any such election shall be denominated in such percentage multiples or dollar amounts as the Committee may prescribe and shall otherwise be subject to such uniform and nondiscriminatory procedures as the Committee may establish.  Without limiting the foregoing, the Committee may permit Participants to make separate deferral elections for annual discretionary performance bonuses.  Amounts contributed to the Plan as Salary Deferrals shall be contributed to the Participant's Salary Deferral Account.

(2)Each Eligible Employee with an Automatic Enrollment Date shall be deemed to have made an election, effective as of such Automatic Enrollment Date, to reduce his Compensation (effective January 1, 2016, including Compensation attributable to annual discretionary performance bonuses) by 3% and to contribute such amounts to the Plan as Salary Deferrals.

(3)Each Eligible Employee as of November 15, 2015 who (A) is determined by the Committee or its delegate, in accordance with uniform and nondiscriminatory procedures, to have elected to contribute to the Plan as Salary Deferrals and/or Roth Contributions a percentage of Compensation attributable to the annual discretionary performance bonus that is less than the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a) and (B) does not otherwise make an affirmative election to the contrary, shall be deemed to have made an election, effective January 14, 2016, to increase the reduction in his or her Compensation attributable to his annual discretionary performance bonus by such amount as the Committee or its delegate determines in accordance with uniform and nondiscriminatory procedures is necessary for the Eligible Employee to receive the maximum Matching Contribution for which the Eligible Employee would be eligible under Section 4.05(a) and to contribute such amount to the Plan as Salary Deferrals (or as Roth 401(k) Contributions if the Eligible Employee has an election in effect as of November 15, 2015 to designate 100% of his Salary Deferrals as Roth 401(k) Contributions); provided, however, that if the Committee or its delegate determines in accordance with uniform and nondiscriminatory procedures that the Eligible Employee is expected to reach the limit described under Section 5.01(a) before December 31, 2016, the Eligible Employee shall not be deemed to have made an election to change his contribution percentages under this Paragraph.

(4)Each Eligible Employee as of February 19, 2016 (other than any Eligible Employee who will cease to be employed by reason of the reduction in force announced by the Company in February 2016) who (A) is determined by the Committee or its delegate, in

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accordance with uniform and nondiscriminatory procedures, to have elected to contribute to the Plan as Salary Deferrals and/or Roth Contributions a percentage of Compensation that is less than the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a) and (B) does not otherwise make an affirmative election to the contrary, shall be deemed to have made an election, effective April 22, 2016, to contribute a percentage of his or her Compensation (other than Compensation attributable to his annual discretionary performance bonus) to the Plan as Salary Deferrals (or as Roth 401(k) Contributions if the Eligible Employee has an election in effect as of February 19, 2016 to designate 100% of his Salary Deferrals as Roth 401(k) Contributions) that is equal to the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a); provided, however, that if the Committee or its delegate determines in accordance with uniform and nondiscriminatory procedures that the Eligible Employee is expected to reach the limit described under Section 5.01(a) before December 31, 2016, the Eligible Employee shall not be deemed to have made an election to change his contribution percentages under this Paragraph.

(5)Each Eligible Employee (before January 1, 2018, each Eligible Employee who has an Employment Commencement date on and after January 1, 2008), other than an Eligible Employee who is eligible to participate in the Devon Energy Corporation Non-Qualified Deferred Compensation Plan (as determined under that plan), as of the Determination Date who (A) is determined to have elected to contribute to the Plan as Salary Deferrals and/or Roth Contributions a percentage of Compensation (including the separate election, if any, for annual discretionary performance bonus amounts) that is less than the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a) and (B) does not otherwise make an affirmative election to the contrary, shall be deemed to have made an election, effective the first pay period in January of the following Plan Year (starting with the Plan Year beginning on January 1, 2017), to make or increase the reduction in his or her Compensation (up to the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a)) and, effective in February of that Plan Year, if the Participant would still be contributing less than the maximum Matching Contributions, his annual discretionary performance bonus (up to the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a)), in aggregate by such amount as is necessary for the Eligible Employee to receive the maximum Matching Contribution for which the Eligible Employee would be eligible under Section 4.05(a) and to contribute such amount to the Plan as Salary Deferrals (or as Roth 401(k) Contributions if the Eligible Employee has an election in effect as of the Determination Date to designate 100% of his Salary Deferrals as Roth 401(k) Contributions); provided, however, that if the Eligible Employee is expected to reach the limit described under Section 5.01(a) before December 31 of the Plan Year for which the deemed election is made, the Eligible Employee shall not be deemed to have made an election to change his contribution percentages under this Paragraph.  All determinations made under this Paragraph shall be made by the Committee or its delegate, in accordance with uniform and nondiscriminatory procedures.

(A)For purposes of this Paragraph, "Determination Date" means the date determined by the Committee or its delegate and applied to all Participants each Plan Year.

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(6)Each Participant may irrevocably designate, in the manner prescribed by the Benefits Committee, in whole percentages, all or any portion of the Salary Deferrals contributed to the Plan under Section 4.01(a)(1) as Roth 401(k) Contributions.  Such amounts shall be contributed, through payroll deductions, to a Participant's Roth 401(k) Account with respect to any payroll period after the date of the election.  Any election made under this Section 4.01(a)(6) shall be prospective only.

(b)Additional Salary Deferrals and Roth 401(k) Contributions.  Each Participant who has attained, or will attain, age 50 prior to the end of the Participant's taxable year may elect to reduce his Compensation by an amount equal to the lesser of (A) $5,000 (or such other amount as may be applicable under Code section 414(v)) or (B) the excess of the Participant's Compensation over the Salary Deferrals and Roth 401(k) Contributions contributed on the Participant's behalf under subsection (a) above for the Plan Year; provided, however, that Salary Deferrals or Roth 401(k) Contributions shall not be treated as contributed pursuant to this subsection (b) unless the Participant is unable to make additional Salary Deferrals or Roth 401(k) Contributions for the Plan Year under subsection (a) due to limitations imposed by the Plan or applicable federal law.  Any such election shall be subject to such uniform and nondiscriminatory procedures as the Committee may establish.  Salary Deferrals for the Plan Year under this subsection (b) shall not be subject to the limitations described in ARTICLE V.

(c)Limitation on Salary Deferral Elections and Roth 401(k) Contributions.  The Salary Deferrals and/or Roth 401(k) Contributions set forth in a Participant's elections shall be tentative and shall become final only after the Employer or the Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of the Plan and to satisfy all applicable requirements of Code sections 401(k), 401(m) and/or 414(v).

(d)Contribution and Allocation of Salary Deferrals and Roth 401(k) Contributions.  The Employer shall contribute to the Plan with respect to each Plan Year an amount equal to the Salary Deferrals and/or Roth 401(k) Contributions of its Eligible Employees for such Plan Year, as determined pursuant to Salary Deferral and Roth 401(k) Contributions elections in force pursuant to this Section.  There shall be allocated to the Salary Deferral Account and/or Roth 401(k) Account of each Participant the Salary Deferrals and/or Salary Deferrals designated as Roth 401(k) Contributions contributed by the Employer to the Plan with respect to that Participant.

4.02Increase in or Reduction of Salary Deferrals and/or Roth 401(k) Contributions.  An active Participant may, in the manner prescribed by the Committee, elect to increase or reduce the rate of his Salary Deferrals and/or Roth 401(k) Contributions (including the cessation or recommencement of such Salary Deferrals and/or Roth 401(k) Contributions) within the limits described in Section 4.01.  Any new election made pursuant to this Section shall be prospectively effective as soon as administratively feasible following the Committee's receipt of the election and shall be subject to such uniform and nondiscriminatory procedures as the Committee may establish.

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4.03Combined Limit on Contributions.  The Committee, in its sole discretion, may limit the maximum amount of the Salary Deferrals, Roth 401(k) Contributions and Matching Contributions for all Participants or any class of Participants to the extent it determines that such limitation is appropriate or that such limitation is necessary to comply with the applicable requirements of Code sections 401(a), (k) and (m).

4.04Company Retirement Contributions.  The Employer shall make Company Retirement Contributions with respect to each Participant as set forth in this Section 4.04.  A Company Retirement Contributions Eligible Participant is not required to make Salary Deferrals and/or Roth 401(k) Contributions in order to be eligible to receive Company Retirement Contributions.

(a)Company Retirement Contribution Rate.  With respect to each Participant, the Employer shall make a Company Retirement Contribution to the Plan equal to 8% of such Participant's Compensation for the calendar quarter of the Plan Year (i.e., the quarters ending March 31, June 30, September 30 and December 31).

(b)Allocation of Company Retirement Contributions.  Company Retirement Contributions shall be contributed to the Plan by the Employer and allocated to the Company Retirement Contribution Accounts of the Participants at such time or times and in such amounts as the Employer deems to be appropriate, in its sole discretion, and in accordance with nondiscriminatory administrative procedures.  A Participant must be an Employee on the last day of the applicable quarter of the Plan Year in order to be eligible to receive a Company Retirement Contribution for that quarter of the Plan Year.

4.05Matching Contributions.

(a)Matching Contributions and Matching Rates.  Subject to the limitations described in ARTICLE V, with respect to each Plan Year, the Employer may contribute to the Plan, on behalf of each Participant who has made Salary Deferrals and/or Roth 401(k) Contributions, a Matching Contribution in an amount as the Employer determines, in its sole discretion, equal to a percentage of such Participant's Salary Deferrals and/or Roth 401(k) Contributions under Section 4.01(a) for the Plan Year.  The Matching Contribution may be subject to such other limitations as the Employer deems appropriate for such Plan Year.  No minimum Hours of Service are required for a Participant to be eligible for a Matching Contribution.  The matching rate that applies to a Participant shall be determined on the basis of the Participant's classification as of the first day of the applicable Plan Year to which the matching rate shall apply; provided, however, that if a Participant's classification is projected to change during the Plan Year, such change in classification shall be deemed to occur on the first day of the applicable Plan Year to which the matching rate shall apply.  The matching rates shall be based on the Participant's classification, the eligibility for which shall be determined by the Employer in a uniform and nondiscriminatory manner, as follows:

(1)A Participant who has attained the fifth anniversary of the later of his or her (i) Employment Commencement Date and (ii) Reemployment Commencement Date shall receive a Matching Contribution equal to 100% of such Participant's Salary Deferrals

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and/or Roth 401(k) Contributions, so long as such Salary Deferrals and/or Roth 401(k) Contributions do not exceed 6% of the Participant's Compensation for the Plan Year;

(2)A Participant who has not yet attained the fifth anniversary of the later of his or her (i) Employment Commencement Date and (ii) Reemployment Commencement Date shall receive a Matching Contribution equal to 100% of such Participant's Salary Deferrals and/or Roth 401(k) Contributions, so long as such Salary Deferrals and/or Roth 401(k) Contributions do not exceed 3% of the Participant's Compensation for the Plan Year; and

(3)Notwithstanding anything in Paragraphs (1) or (2) to the contrary, effective January 1, 2022, a Participant who has the later of his (i) Employment Commencement Date or (ii) Reemployment Commencement Date prior to January 1, 2022 shall receive a Matching Contribution equal to 100% of such Participant's Salary Deferrals and/or Roth 401(k) Contributions, so long as such Salary Deferrals and/or Roth 401(k) Contributions do not exceed 6% of the Participant's Compensation for the Plan Year.

(b)True-Up Matching Contribution.  In the event that the Employer makes Matching Contributions more frequently than once per Plan Year (and at least quarterly), the Employer shall make a "True-Up Matching Contribution" to a Participant for each calendar quarter of the Plan Year (i.e., the quarters ending March 31, June 30, September 30 and December 31) in which the Employer makes Matching Contributions.  The True-Up Matching Contribution shall be equal to the amount by which, if any, the sum of all prior Matching Contributions made during the applicable quarter of the Plan Year on behalf of the Participant is less than the amount of the Matching Contribution that would have been made on behalf of the Participant if the Matching Contribution had been calculated and made only once at the end of the applicable quarter of the Plan Year.  A Participant must be an Employee on the last day of the applicable quarter of the Plan Year in order to be eligible to receive a True-Up Matching Contribution for that quarter of the Plan Year.

(c)Allocation.   Matching Contributions made pursuant to subsection (a) shall be contributed to the Plan by the Employer and allocated to the Matching Contribution Accounts of the Participants who are eligible to share in such contributions at such time as the Employer deems to be appropriate, in its sole discretion.  If Matching Contributions are contributed to the Plan and allocated prior to the end of the Plan Year, such allocations shall be made to the Matching Contribution Accounts of the Participants who are otherwise eligible to receive them regardless of whether such Participant has a Severance from Service.  True-Up Matching Contributions made pursuant to subsection (b) shall be contributed to the Plan by the Employer and allocated to the Matching Contribution Accounts of the Participants who are eligible to receive such contributions, as determined under subsection (b), as the Employer deems to be appropriate, in its sole discretion.

4.06Rollover Contributions and Roth In-Plan Conversions.

(a)Rollover Contributions.  Subject to such uniform and nondiscriminatory procedures established by the Committee, the Plan shall accept, as "Rollover Contributions" made on behalf of any Eligible Employee, cash equal to (1) all or a portion of the amount (excluding after-tax contributions) received by the Eligible Employee as a distribution from an

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eligible rollover plan as defined in Section 8.08, or (2) an amount (excluding after-tax contributions) transferred directly to the Plan (pursuant to Code section 401(a)(31)) on the Eligible Employee's behalf by the trustee of an eligible rollover plan as defined in Section 8.08, but only if the amount qualifies as a rollover as defined in Code section 402 (or Code section 408, with respect to a rollover from an individual retirement account under Code section 408(b)).  Rollover Contributions may include Roth Rollover Contributions but only to the extent that such amounts are transferred directly to the Plan on the Eligible Employee's behalf by the trustee of an "applicable retirement plan" (as described in Code section 402A(e)(1)) and only to the extent that the rollover is permitted under the rules of Code section 402(c).  If the amount received does not qualify as a rollover, the amount (plus any earnings attributable thereto) shall be refunded to the Eligible Employee.  To the extent not attributable to Roth Rollover Contributions, Rollover Contributions shall be allocated to the Eligible Employee's Rollover Account and invested in accordance with the provisions of ARTICLE VI.  A Rollover Contribution that is a Roth Rollover Contribution shall be allocated to the Eligible Employee's Roth Rollover Account and invested in accordance with the provisions of ARTICLE VI; provided, however, that any such Roth Rollover Contribution must be accompanied by a statement from the plan administrator of the distributing plan indicating either (i) that the Roth Rollover Contribution is a qualified distribution within the meaning of Code section 402A or (ii) the first year of the five-taxable-year period for the Eligible Employee and the portion of the distribution attributable to basis.

(b)Roth In-Plan Conversions.

(1)Roth In-Plan Conversions of Accounts other than Rollover Accounts.  Subject to the requirements of Code section 402A(c)(4) and regulations and rulings promulgated thereunder, a Participant may convert all or a portion of the non-Roth amounts in his vested Accounts, other than amounts in his Rollover Account, to Roth 401(k) Contributions, subject to the conditions set forth herein, by making a Roth in-plan conversion election.  A Participant may make a Roth in-plan conversion election in accordance with the rules and procedures established by the Committee for such purpose.  Amounts converted pursuant to this paragraph (1) shall be held in the Participant's Roth In-Plan Conversion Account, or one or more subaccounts established for such purposes.  Amounts in the Participant's Roth In-Plan Conversion Account, and any earnings on those amounts, shall retain the same distribution restrictions, withdrawal rights and characteristics (including by way of example, and not limitation, treatment as a Salary Deferral or Matching Contribution for purposes of ARTICLE V) that applied to the amount prior to its conversion.

(2)Roth In-Plan Conversions of Rollover Account.  Subject to the requirements of this Section 4.06(b) and Code section 402A(c)(4) and the regulations and rulings promulgated thereunder, a Participant may convert all or a portion of the amounts in his Rollover Account to Roth Rollover Contributions.  A Participant may make a Roth in-plan conversion election at any time following notification to the Committee in accordance with the rules and procedures established by the Committee for such purpose.  Amounts converted pursuant to this paragraph (2) shall be held in the Participant's Roth Rollover Account.

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4.07Qualified Nonelective Contributions and Qualified Matching Contributions.

(a)Qualified Nonelective Contributions.  Subject to the limitations described in ARTICLE V, the Employer may, in its discretion, make "Qualified Nonelective Contributions" for a Plan Year, which shall be allocated within 12 months after the close of the Plan Year for which such contributions are related to the Qualified Nonelective Contribution Accounts of some or all of those active Participants who are not Highly Compensated Employees for the Plan Year, as determined by the Employer at the time such contributions are made, in an amount necessary to satisfy at least one of the tests in Section 5.02.  Notwithstanding the foregoing, if Actual Deferral Percentages or Contribution Percentages of Participants who are not Highly Compensated Employees computed for the prior Plan Year are used in conducting the tests set forth in Section 5.02 for a Plan Year, any Qualified Nonelective Contributions for the Plan Year shall be allocated no later than the end of the Plan Year being so tested.  To the extent permitted by applicable law, Qualified Nonelective Contributions for a Plan Year shall be allocated in one of the following methods:

(1)In the ratio in which each such Non-Highly Compensated Employee's Compensation for the Plan Year for which the Qualified Nonelective Contribution is being made bears to the total such Compensation of all such Non-Highly Compensated Employees for such Plan Year.

(2)To the lowest-paid Participant or Participants, who are Non-Highly Compensated Employees, in an amount equal to the lesser of (A) the amount that, when allocated to the Participant (alone, or in conjunction with either an allocation of Qualified Matching Contributions or a return of contributions under Section 5.03(a) or 5.03(b)), causes the nondiscrimination tests described in Sections 5.02(a) and 5.02(b) to be satisfied for the Plan Year, (B) the amount that is equal to the maximum Annual Addition permitted under Section 5.04 that may be contributed for the Participant for the Plan Year, or (C) for Plan Years beginning on or after January 1, 2006, the amount permitted to be allocated under Treas. Reg. § 1.401(k)-2(a)(6) or § 1.401(m)‑2(a)(6), as applicable.

(b)Qualified Matching Contributions.  The Employer may, in its sole discretion, elect to make "Qualified Matching Contributions" in any amount to satisfy any of the nondiscrimination tests described in Sections 5.02(a) and/or 5.02(b) for a Plan Year, which shall be allocated within 12 months after the close of the Plan Year to which such contribution relates.  Notwithstanding the foregoing, if Actual Deferral Percentages or Contribution Percentages of Participants who are not Highly Compensated Employees computed for the prior Plan Year are used in conducting the tests set forth in Section 5.02 for a Plan Year, any Qualified Matching Contributions for the Plan Year shall be allocated no later than the end of the Plan Year being so tested.  Qualified Matching Contributions for a Plan Year shall be allocated to the Qualified Matching Contribution Accounts of Participants who are Non-Highly Compensated Employees and who would be eligible for an allocation of Matching Contributions in accordance with Section 4.05 and in the ratio in which the Salary Deferrals for such Plan Year of each Participant who is a Non-Highly Compensated Employee and who is eligible for a Matching Contribution for such Plan Year bear to the total Salary Deferrals of all such Non-Highly Compensated Employees for such Plan Year.

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(c)Other Corrections.  Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions may also be made to facilitate correction under any Internal Revenue Service correction program.

4.08Contributions with Respect to Military Service.

(a)Salary Deferral Contributions and Roth 401(k) Contributions.  A Participant who returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service shall be permitted to make additional Salary Deferrals and/or Roth 401(k) Contributions, within the limits described in Section 4.01, up to an amount equal to the Salary Deferrals and/or Roth 401(k) Contributions that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Compensation during the period of Qualified Military Service.  Salary Deferrals and Roth 401(k) Contributions under this Section may be made during the period that begins on the date such Participant returns to employment and which has the same length as the lesser of (i) three multiplied by the period of Qualified Military Service and (ii) five years.

(b)Company Retirement Contributions.  The Employer shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a) and who is a Participant, an amount equal to the Company Retirement Contributions that would have been required under Section 4.04 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

(c)Matching Contributions.  The Employer shall contribute to the Plan, on behalf of each Participant who has made Salary Deferrals and/or Roth 401(k) Contributions under subsection (a), an amount equal to the Matching Contribution that would have been required under Section 4.05 had such Salary Deferrals and/or Roth 401(k) Contributions been made during the period of Qualified Military Service.

(d)Qualified Nonelective Contributions and Qualified Matching Contributions.  The Employer shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a), an amount equal to the Qualified Nonelective Contributions or Qualified Matching Contributions that would have been required under Section 4.07 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

(e)Limitations on Contributions.  To the extent required by Code sections 414(u) and 414(v), the Salary Deferrals, Roth 401(k) Contributions, Company Retirement Contributions, Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions made under this Section shall be subject to the limitations described in ARTICLE V for the Plan Year to which such contributions relate.

(f)Reduction of Amounts Contributed During Period of Qualified Military Service.  Notwithstanding anything in this Section to the contrary, any Salary Deferral, Roth 401(k) Contribution, Company Retirement Contribution, Matching Contribution, Qualified Nonelective Contribution or Qualified Matching Contribution made to the Plan on behalf of a Participant while such Participant is on a period of Qualified Military Service shall reduce any

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Salary Deferral, Roth 401(k) Contribution, Company Retirement Contribution, Matching Contribution, Qualified Nonelective Contribution or Qualified Matching Contribution that can be made on behalf of such Participant under the terms of this Section if the Participant returns to employment with the Employer or an Affiliated Company following a period of Qualified Military Service.

4.09Timing of Contributions.  Company Retirement Contributions and Matching Contributions (including True-Up Matching Contributions) for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends.  Except as otherwise set forth in Section 4.07, Qualified Nonelective Contributions and Qualified Matching Contributions for any Plan Year shall be made no later than 12 months after the close of the Plan Year to which the contributions relate.  Amounts contributed as Salary Deferrals and Roth 401(k) Contributions shall be remitted to the Trustee as soon as administratively practicable following the month in which such contributions were withheld from the Participant's Compensation.  The requirements of this Section shall not apply to contributions made pursuant to Section 4.08 with respect to Qualified Military Service.

4.10Contingent Nature of Contributions.  Each contribution made by the Employer pursuant to the provisions of this Article is made expressly contingent on its deductibility for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in Code section 404.  Contributions by the Employer or any Affiliated Company for any Employee who should have been included as a Participant but was erroneously omitted, contributions necessary to satisfy the top-heavy requirements of Code section 416, and contributions for reemployed Participants made to restore the undistributed portion of the reemployed Participant's account balance are not conditioned upon the deductibility of the contribution to the Employer or Affiliated Company.

4.11Exclusive Benefit; Refund of Contributions.  All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).  Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the following limitations:

(a)Initial Nonqualification.  If, upon the timely filing of a determination letter application on the qualified status of the Plan, the Plan is determined not to initially satisfy the qualification requirements of Code section 401(a), and if the Employer declines to amend the Plan to satisfy such qualification requirements of Code section 401(a), contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer within one year of such determination.

(b)Disallowance of Deduction.  To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by an Employer, or such

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contribution is otherwise nondeductible and recovery thereof is permitted, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance or as otherwise permitted by applicable administrative rules.

(c)Mistake of Fact.  In the case of a contribution that is made in whole or in part by reason of a mistake of fact, so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake.  Demand and repayment must be effectuated within one year after the payment of the contribution to which the mistake applies.

In the event that any refund is paid to the Employer hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.

ARTICLE V

LIMITATIONS ON CONTRIBUTIONS

5.01Calendar Year Limitation on Salary Deferrals and Roth 401(k) Contributions.

(a)Notwithstanding anything contained herein to the contrary, Salary Deferrals and Roth 401(k) Contributions made on behalf of an active Participant under this Plan together with elective deferrals (as defined in Code section 402(g)) and Roth deferrals made under any other plan or arrangement maintained by the Employer or an Affiliated Company shall not exceed such amount as is applicable for a calendar year under Code section 402(g) and the Treasury Regulations thereunder for any calendar year (including, if applicable, the amount of Salary Deferrals permitted to be made pursuant to Section 4.01(b) of the Plan for a calendar year as catch-up contributions under Code section 414(v)).  Participants who formerly participated in another plan not maintained by the Employer or an Affiliated Company prior to their Employment Commencement Date may notify the Committee of such prior plan participation and shall provide documentation of any contributions credited under such prior plan.  Furthermore, should a Participant claim that his Salary Deferrals and/or Roth 401(k) Contributions under this Plan when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by an Employer or an Affiliated Company) exceed the limit imposed by Code section 402(g) for the calendar year in which the deferrals occurred, the Committee shall distribute, by April 15 of the following calendar year, the amount of Salary Deferrals (including, if applicable, Salary Deferrals made pursuant to Section 4.01(b) as catch-up contributions) and/or Roth 401(k) Contributions specified in the Participant's claim, plus income thereon determined in the manner described in Section 5.03(c) or recharacterize such excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 4.01(b) to the extent permitted by Code section 414(v) and regulations issued thereunder.  The Participant's claim shall be in writing and shall be submitted to the Committee prior to March 1 following the calendar year in which such deferrals occurred.  A Participant shall be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his Salary Deferrals and/or Roth 401(k) Contributions together with his elective deferrals under any other plan or

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arrangement maintained by the Employer or an Affiliated Company exceed the limit imposed by Code section 402(g) for the calendar year.  For purposes of determining the necessary reduction, (1) Salary Deferrals previously distributed pursuant to Section 5.03(a) or returned to the Participant pursuant to Section 5.04 shall be treated as distributed under this Section, and (2) Salary Deferrals not taken into account in determining Matching Contributions under Section 4.05 shall be reduced first.

(b)In the event a Participant receives a distribution of excess Salary Deferrals and/or Roth 401(k) Contributions pursuant to subsection (a), the Participant shall forfeit any Matching Contributions (plus income thereon determined as described in Section 5.03(c)) allocated to the Participant by reason of the distributed Salary Deferrals and/or Roth 401(k) Contributions.  Amounts forfeited shall be used first to reduce future Matching Contributions made pursuant to Section 4.05 and then Company Retirement Contributions made pursuant to Section 4.04.

5.02Nondiscrimination Limitations on Salary Deferrals, Roth 401(k) Contributions, and Matching Contributions.

(a)Salary Deferral and Roth 401(k) Contribution Limitations.  With respect to Salary Deferrals for any Plan Year (excluding Salary Deferrals contributed pursuant to Section 4.01(b)) and Roth 401(k) Contributions, one of the following tests must be satisfied:

(1)The Average Actual Deferral Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other active Participants for the Plan Year multiplied by 1.25; or

(2)The Average Actual Deferral Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for all other active Participants for the Plan Year multiplied by two; provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the applicable Average Actual Deferral Percentage for all other active Participants by more than two percentage points.

(b)Matching Contribution Limitations.  With respect to Matching Contributions for any Plan Year, one of the following tests must be satisfied:

(1)The Average Contribution Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other active Participants for the Plan Year multiplied by 1.25; or

(2)The Average Contribution Percentage for active Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for all other active Participants for the Plan Year multiplied by two; provided that the Average Contribution Percentage for such Highly Compensated Employees does not exceed the applicable Average Contribution Percentage for all other active Participants by more than two percentage points.

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(c)For purposes of subsections (a) and (b), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying Code section 410(b) (other than Code section 410(b)(2)(A)(ii)).

(d)If the Committee elects to apply Code section 410(b)(4)(B) in determining whether Salary Deferrals and any Qualified Nonelective Contributions and Qualified Matching Contributions treated as Salary Deferrals under Section 4.07 meet the requirements of Section 5.02(a) or determining whether Matching Contributions (other than Qualified Matching Contributions treated as Salary Deferrals for the Plan Year under Section 4.07) meet the requirements of Section 5.02(b), the Committee may either exclude from consideration all Participants (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code section 410(a)(1)(A), or disaggregate the Employees who have not met such minimum age and service requirements and test them separately.

(e)The determination and treatment of the Salary Deferrals, Roth 401(k) Contributions, Matching Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions, Actual Deferral Percentage and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.03Correction of Discriminatory Contributions.

(a)If the nondiscrimination tests of Section 5.02(a) are not satisfied with respect to Salary Deferrals for any Plan Year, the Committee shall (1) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.02(a); (2) convert the excess percentage amount determined under clause (1) into a dollar amount; and (3) reduce the Salary Deferrals of the Highly Compensated Employee or Employees with the greatest dollar amount of Salary Deferrals by the lesser of (A) the amount by which the Highly Compensated Employee's Salary Deferrals exceeds the Salary Deferrals of the Highly Compensated Employee with the next highest dollar amount of Salary Deferrals or (B) the amount of the excess dollar amount determined under clause (2).  This process shall be repeated until the Salary Deferrals of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2).  The Salary Deferrals of any Highly Compensated Employee which must be reduced pursuant to this subsection (a) shall be reduced (i) first, by distributing Salary Deferrals not taken into account in determining Matching Contributions under Section 4.05, and (ii) next by distributing Salary Deferrals not described in clause (i), within 12 months of the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 5.01(b) regarding the forfeiture of related Matching Contributions shall apply.  For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 5.01 shall be treated as distributed under this Section 5.03(a) and Salary Deferrals contributed pursuant to Section 4.01(b) shall not be taken into account.  Notwithstanding the foregoing, at the election of the Committee and in accordance with rules uniformly applicable to all affected Participants, the Actual Deferral Percentage reduction described in this Section may be accomplished, in whole or

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in part, by recharacterizing excess Salary Deferrals as Salary Deferrals contributed pursuant to Section 4.01(b) to the extent permitted by Code section 414(v) and regulations issued thereunder.  For purposes of this subsection (a), Roth 401(k) Contributions shall be treated in the same manner as Salary Deferrals.  To the extent the Participant made both Salary Deferrals and Roth 401(k) Contributions to the Plan, excess amounts shall be distributed from the Participant's Account(s) in the following order: Salary Deferral Account, Roth In-Plan Conversion Account (to the extent such amounts are attributable to a Roth in-plan conversion of Salary Deferrals for the Plan Year), and Roth 401(k) Contribution Account.

(b)If the nondiscrimination tests of Section 5.02(b) are not satisfied with respect to Matching Contributions for any Plan Year, the Committee shall (1) determine the amount by which the Actual Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.02(b); (2) convert the excess percentage amount determined under clause (1) into a dollar amount; and (3) reduce the excess contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee's Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions or (B) the amount of the excess dollar amount determined under clause (2).  This process shall be repeated until the Matching Contributions of the Highly Compensated Employees has been reduced by an amount equal to the excess dollar amount determined under clause (2).  The Matching Contributions of any Highly Compensated Employee that must be reduced pursuant to this subsection (b) shall be reduced by distributing Matching Contributions (or forfeiting such Matching Contributions if the Participant is not vested in such amounts) first from the Participant's Matching Contribution Account, and second, if applicable, from the Participant's Roth In-Plan Conversion Account (to the extent such amounts are attributable to a Roth in-plan conversion of Matching Contributions for the Plan Year), within 12 months of the close of the Plan Year with respect to which the reduction applies.  Amounts forfeited under this subsection (b) shall be applied in the following order of priority:  (i) first, to restore a reemployed Participant's Account as provided under Section 7.04 and to restore the Account of a Participant who was unlocatable as provided under Section 16.13, (ii) next, to reduce future Matching Contributions made pursuant to Section 4.05, (iii) next, to reduce future Company Retirement Contributions made pursuant to Section 4.04, (iv) next, to satisfy the top-heavy minimum allocation provisions under Section 10.03, (v) next, to provide Qualified Nonelective Contributions or Qualified Matching Contributions under Section 4.07, and (vi) last, to reduce the reasonable expenses of the administration of the Plan.

(c)Any distribution, recharacterization or forfeiture of Salary Deferrals, Roth 401(k) Contributions or Matching Contributions necessary pursuant to subsection (a) or (b) shall include a distribution or forfeiture of the income, if any, allocable to such contributions.  Such income shall be equal to the allocable gain or loss for the Plan Year (determined by multiplying the income allocable to the Participant's Salary Deferrals, Roth 401(k) Contributions or Matching Contributions, as applicable, for the Plan Year by a fraction, the numerator of which is the Participant's excess Salary Deferrals, Roth 401(k) Contributions or Matching Contributions, as applicable, for the Plan Year and the denominator is the sum of the Participant's Salary Deferral

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Account, Roth In-Plan Conversion Account, Roth 401(k) Account or Matching Contribution Account, as applicable, as of the beginning of the Plan Year plus any contributions made to the applicable Account during the Plan Year).

(d)Notwithstanding anything in this Section to the contrary, for any Highly Compensated Employee who is an active Participant in the Plan while eligible to participate in any other qualified retirement plan maintained by the Employer or an Affiliated Company (excluding any such plan which is not permitted to be aggregated with the Plan pursuant to Treas. Reg. § 1.401(k)-1(b)(4)) under which the Employee has made employee contributions or elective deferrals, or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under the Plan and such other plan for the year.

(e)In lieu of or in addition to the actions described in subsections (a) through (d) of this Section, to satisfy the tests in Section 5.02, the Employer may make Qualified Nonelective Contributions or Qualified Matching Contributions as described in Section 4.07.

5.04Annual Additions Limitations.  In no event shall the Annual Addition on behalf of any Participant for any Plan Year exceed the lesser of:

(a)$40,000, or such other amount as may be specified in section 415(c)(1)(A) of the Code, as adjusted in accordance with section 415(d) of the Code, or

(b)100% of such Participant’s Compensation for the Plan Year.

The percentage limitation referred to above shall not apply to any contribution for medical benefits within the meaning of section 401(h) or 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.

(c)Notwithstanding anything herein to the contrary, any Annual Additions that are determined to be excess under this Section shall only be corrected as permissible under applicable guidance, including the Internal Revenue Service's Employee Plans Compliance Resolution System.

ARTICLE VI

INVESTMENT AND VALUATION OF TRUST FUND;
MAINTENANCE OF ACCOUNTS

6.01Investment of Assets.  All existing assets of the Trust Fund and all future contributions shall be invested by the Trustee in accordance with the terms of the Trust Agreement and Section 6.02.

6.02Investment in Investment Funds.

(a)General.  The Investment Committee shall designate the available Investment Funds to which a Participant shall direct the investment of amounts credited to his Account.  The Investment Committee, in its sole discretion, may from time to time designate

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additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds.  A portion of the Trust Fund, as determined by the Investment Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution, or for other liquidity purposes.

(b)Default Investment Funds.  The Investment Committee shall designate an Investment Fund to serve as: (i) the "default" Investment Fund for purposes of Participants (by reason of the automatic enrollment provisions of Section 4.01 or otherwise) who do not make an affirmative election in accordance with Section 6.03 to invest all or a portion of their Account among the Plan's available Investment Funds, and (ii) the Plan's "qualified default investment alternative" for purposes of section 404(c)(5) of ERISA.

6.03Investment Elections.  Each Participant, upon commencing or recommencing active participation under Section 4.01, shall direct, in the form and at the time prescribed by the Committee, the investment of contributions made on his behalf in any one or more of the available Investment Funds in accordance with such uniform and nondiscriminatory procedures and limitations as the Committee may prescribe.  Without limiting a Participant's rights to reallocate his Company Retirement Contribution Account pursuant to Section 6.05, the Committee may prescribe the Investment Funds that are available for the investment of the Company Retirement Contributions at the time they are contributed to the Plan and allocated to the Company Retirement Contribution Accounts of the Participants.

6.04Change of Election.  Each Participant may change his investment direction with respect to the investment of his future contributions at the time or times prescribed by the Committee, by making a new election in such form, at such time in advance, and in accordance with other uniform and nondiscriminatory procedures and subject to such restrictions as the Committee or its delegate may prescribe.

6.05Transfers Between Investment Funds.  Subject to such limits as imposed by the Investment Committee, a Participant may reallocate his entire Account among and between the available Investment Funds at any time.  Each Participant may elect to make such transfers at the time or times prescribed by the Committee, by making a transfer election in such form, at such time in advance, and in accordance with other uniform and nondiscriminatory procedures and subject to such restrictions as the Committee or its delegate may prescribe or as may otherwise be imposed by the Investment Fund(s) involved in the transfer.

6.06Individual Accounts.  There shall be maintained on the books of the Plan with respect to each Participant, an Account with such separate subaccounts as are necessary to account for the types and amounts of contributions made to and by the Participant under the Plan.  Each such Account and subaccount shall separately reflect the Participant's interest in each Investment Fund relating to such Account and subaccount.  Each Participant shall receive, at periodic intervals, a statement of his Account showing the balances in each Investment Fund.  A Participant's interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

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6.07Valuation.  As of each Valuation Date, the Trustee shall adjust the net credit balance of each Participant's Account, in the respective investment fund of the Trust Fund, upward or downward, pro rata, so that the aggregate of such unit credit balances will equal the net worth of each Investment Fund of the Trust Fund as of that Valuation Date, using fair market values as determined by the Trustee.

6.08Voting and Tender of Mutual Fund Shares.  To the extent that shares of one or more of the regulated investment companies offered by the Investment Funds are allocated to Participants' Accounts, the Trustee shall vote or tender such shares solely in accordance with written instructions furnished to it by each Participant (or Beneficiary of a deceased Participant); provided that the Trustee shall be responsible for delivery to each Participant (or Beneficiary of a deceased Participant) of all notices, proxies and proxy soliciting materials related to any such shares.  Any such instructions shall remain in the strict confidence of the Trustee.  Shares, including fractional shares, for which voting or tender instructions are not received shall not be voted or tendered.

6.09Fiduciary Responsibility.  This Plan is intended to constitute a plan described in section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations § 2550.404c-1.  Neither the Company, an Employer, the Committee, the Investment Committee, the Trustee nor any other Plan fiduciary shall be liable for any losses that are the direct and necessary result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.

ARTICLE VII

VESTING

7.01Full and Immediate Vesting of Salary Deferrals, Roth 401(k) Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Rollovers.  A Participant, at all times, shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account attributable to Salary Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and Rollover Contributions (including all earnings, dividends and gains attributable to such contributions).

7.02Vesting of Employer Contributions.

(a)Matching Contributions and Company Retirement Contributions.  A Participant's interest in the portion of his Account attributable to Matching Contributions, Company Retirement Contributions or any other Employer contributions not otherwise referenced in Section 7.01 (including all earnings, dividends and gains attributable to such contributions) shall vest based on his Years of Service in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year	25%

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2 years	50%
3 years	75%
4 or more years	100%

(b)Accelerated Vesting upon Death, Normal Retirement Age and Disability Retirement Date.  Notwithstanding anything in the Plan to the contrary, a Participant's interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) hereof shall be fully (100%) vested and nonforfeitable upon:

(1)the Participant's death while an Eligible Employee.  In addition, in the event a Participant dies during a period of Qualified Military Service, such Participant shall be treated for purposes of this Section 7.02(b) as if he resumed employment and then died while an Eligible Employee.

(2)the Participant reaching Normal Retirement Age while an Eligible Employee.

(c)Accelerated Vesting of Participants Employed by Thunder Creek Gas Services, L.L.C.  Notwithstanding anything in the Plan to the contrary, a Participant who is an Employee of Thunder Creek Gas Services, L.L.C. on August 16, 2013 (or such later date as of the occurrence of the "Closing" of the sale of the Company's ownership interest in Thunder Creek Gas Services L.L.C., as defined in the Purchase and Sale Agreement dated July 12, 2013, by and between the Company and Meritage G&P, LLC (the "Purchase and Sale Agreement")) shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) if such Participant is a "Continuing Employee" as defined in the Purchase and Sale Agreement.

(d)Accelerated Vesting of Participants Terminated as a Result of the Sale of Assets to Linn Energy.  Notwithstanding anything in the Plan to the contrary, a Participant who is an Employee on August 29, 2014 (or on such date as is the occurrence of the "Closing," as defined in the Purchase and Sale Agreement dated June 27, 2014, by and between the Company and Linn Energy Holdings, LLC ("Purchase and Sale Agreement")) of the sale of assets described in the Purchase and Sale Agreement shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) if such Participant is terminated as a result of the Closing.

(e)Accelerated Vesting of Matching Contributions for Participants Actively Employed on December 31, 2021.  Notwithstanding anything in the Plan to the contrary, a Participant who is an Employee on December 31, 2021 shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is attributable to Matching Contributions.

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7.03Effects of Certain Periods of Severance.

(a)If a Participant had a vested interest in his Account at the time he incurred a Period of Severance and he is later reemployed by the Company or an Affiliated Company, his Years of Service before his Period of Severance shall be taken into account for purposes of determining his vested interest in his Account.

(b)If a Participant had no vested interest in his Account at the time he incurred a Period of Severance and he is later reemployed by the Company or an Affiliated Company, his Years of Service before his Period of Severance shall be taken into account for purposes of determining his vested interest in his Account only if he (1) completes a Year of Service as described in Section 2.67(a)(3), and (2) completes an Hour of Service at a time when his consecutive Periods of Severance do not equal or exceed five.  Otherwise, such Participant's pre-severance Years of Service shall be cancelled.

(c)Notwithstanding anything in subsection (a) or (b) to the contrary, if a Participant or Employee has incurred five or more consecutive Periods of Severance, under no circumstances shall his Years of Service after he again completes an Hour of Service be counted in determining his vested interest in the portion of his Account attributable to periods before his Period of Severance.

7.04Forfeiture of Nonvested Amounts and Restoration upon Reemployment.

(a)The Account of a Participant who has had a Severance from Service shall be closed, and the forfeitable amount held therein shall be forfeited on the earlier of:

(1)the date on which he receives a distribution of his entire vested interest in his Account (for these purposes, a Participant who incurs a Severance from Service without a vested interest in his Account shall be deemed to have received a distribution of his entire vested interest in his Account on the date of his Severance from Service); or

(2)the fifth anniversary of his Severance Date.

(b)Amounts forfeited from a Participant's Account under subsection (a) shall be applied in the following order of priority:  (1) first, to reduce the reasonable expenses of the administration of the Plan that are not otherwise paid by the Employer or satisfied through other means; (2) next, to restore a reemployed Participant's Account as provided under this Section and to restore the Account of a Participant who could not be located as provided under Section 16.13, (3) next, to reduce future Matching Contributions made pursuant to Section 4.05; (4) next, to reduce future Company Retirement Contributions made pursuant to Section 4.04; (5) next, to provide Qualified Nonelective Contributions or Qualified Matching Contributions under Section 4.07; and (6) last, to satisfy the top-heavy minimum allocation provisions under Section 10.03.

(c)If a Participant who has received a distribution described in subsection (a)(1) , whereby any part of his Account has been forfeited, again becomes an Eligible Employee prior to the fifth anniversary of his Severance Date, the amount so forfeited shall be restored (unadjusted by any subsequent gains and losses) to his Account; provided that the Participant

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repays to the Trustee the full amount of any such distribution prior to the fifth anniversary of the date such Participant again becomes an Eligible Employee.  Amounts restored under this subsection (c) shall be funded through current forfeitures or additional contributions by the Participant's Employer.

ARTICLE VIII

BENEFIT DISTRIBUTIONS

8.01Death Benefits.

(a)Amount and form of Death Benefit.  Subject to Section 9.02(f), in the event of a Participant's death prior to his Benefit Payment Date, his Beneficiary shall be entitled to receive a death benefit equal to the vested balance of his Account, determined as of the Valuation Date related to the Benefit Payment Date for the Participant's Beneficiary.  The Beneficiary shall have the option to select any form of payment under Section 8.03.

(b)Time of Distribution.  Death benefits shall be paid to the Participant's Beneficiary as soon as practicable after the Participant's death; provided, however, that, in the event that the Participant dies after commencement of distributions but before all of his vested Account balance is distributed, the remaining portion of his vested Account balance shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(c)Regulatory Requirements.  Distributions under this Section shall otherwise comply with the requirements of Code section 401(a)(9), including the incidental death benefit requirements, in accordance with the final Treasury Regulations under Code section 401(a)(9) that were published on April 17, 2002.

8.02Benefits upon Severance from Service.

(a)Amount of Benefit.  Subject to Section 9.02(f), the Plan benefit payable to a Participant upon such Participant's Severance from Service for reasons other than death, shall be equal to the vested balance of his Account, determined as of the Valuation Date related to the Benefit Payment Date for the Participant.

(b)Time of Distribution.

(1)General Rule.  Distribution of benefits under this Section to the Participant shall be made as soon as practicable after the Participant's Severance from Service; provided, however, that in the case of a Participant whose vested Account balance exceeds $5,000, no distribution shall be made at such time without the written consent of the Participant.  If the Participant does not so consent, then distribution will be deferred until any subsequent date elected by the Participant in writing or such other manner acceptable to the Committee pursuant to such uniform and nondiscriminatory procedures as the Committee may impose; provided, however, that benefit payments shall begin no later than the applicable date under Section 8.02(b)(3).

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(2)Cash-Out of Amounts of $5,000 or Less.  In the event a Participant's vested Account balance (excluding amounts attributable to rollovers and earnings allocable thereon, but including amounts in a Participant's Roth In-Plan Conversion Account) is $5,000 or less at the time of the Participant's Severance from Service, the Committee shall direct the payment of the Participant's vested Account balance in a lump sum cash payment to the Participant as soon as practicable after the Participant's Severance from Service; provided, however, that for cash-outs pursuant to this subsection (2), if such Account balance is greater than $1,000 and the Participant does not consent to the distribution of such Account balance, then the Committee shall pay the distribution in a direct rollover described in Section 8.08 to an individual retirement plan of a designated trustee or insurer selected by the Committee, in its sole discretion, for such purposes.

(3)Required Distribution Dates.

(A)Except as otherwise elected by the Participant or provided in this Section, the Benefit Payment Date for any Participant shall not be later than the 60th day following the close of the Plan Year in which the later of the following events occurs:  (i) the Participant reaches age 65, (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan or (iii) the Participant has a Severance from Service.

(B)Notwithstanding any provision in the Plan to the contrary, a Participant's Benefit Payment Date shall not be later than April 1 of the calendar year following the later of (I) the calendar year in which the Participant attains age 72 (for Participants who reached 70½ on or before December 31, 2021, 70½); or (II) in the case of a Participant who is not a 5% owner (within the meaning of Code section 416(i)) with respect to the Plan Year ending in the calendar year in which the Participant attains age 72 (for Participants who reached 70½ on or before December 31, 2021, 70½), the calendar year in which the Participant's Severance from Service occurs.

(C)Distributions under this Section 8.02 shall otherwise comply with the requirements of Code section 401(a)(9) and the final regulations published thereunder on April 17, 2002, including the incidental death benefit requirements of Treas. Reg. § 1.401(a)(9)-5.

(c)Election Period.  A Participant's election to commence payment must be made within the 180-day period ending on the Benefit Payment Date elected by the Participant and in no event earlier than the date the Committee provides the Participant with written information relating to his right to defer payment and his right to make a direct rollover as set forth in Section 8.08.  Such information must be supplied not less than 30 days or more than 180 days prior to the Benefit Payment Date.  Notwithstanding the preceding sentence, a Participant's Benefit Payment Date may occur less than 30 days after such information has been supplied to the Participant; provided that after the Participant has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

8.03Form and Timing of Benefit Payment.  A Participant's Account shall be distributed to the Participant or his Beneficiaries in cash in the form of either (a) a single, lump

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sum or (b) substantially equal payments in monthly, quarterly, semiannual or annual installments for a period less than the life expectancy of the Participant or his Beneficiaries, as the case may be.

8.04Withdrawals.  A Participant may, in the manner prescribed by the Committee, request a withdrawal from his Account in accordance with the following rules:

(a)In-Service Withdrawals.

(1)Upon written application submitted to the Committee, a Participant who has attained age 59½ may withdraw up to 100% of his vested Accounts.  A Participant may direct the vested Accounts from which a withdrawal pursuant to this paragraph shall be made; provided, however, that a withdrawal from Accounts attributable to Employer contributions shall be taken from the Participant's vested Matching Contribution Account, Company Retirement Account and Roth In-Plan Conversion Account (to the extent attributable to amounts formerly in the Participant's Matching Contribution Account and Company Retirement Contribution Account, and any earnings on such amounts).

(2)Upon written application submitted to the Committee, a Participant may withdraw up to 100% of his Rollover Account and/or Roth Rollover Account.

(3)Notwithstanding the foregoing, a Participant who converts his account(s) described under any Appendix to Roth 401(k) Contributions in accordance with Section 4.06(b)(1) may withdraw the portion of his Roth In-Plan Conversion Account attributable to any account described under the applicable Appendix, including any earnings on such account, in accordance with the terms of the applicable Appendix.

(b)Hardship Withdrawals.  Each Participant who has exhausted all of his withdrawal rights under subsection (a) hereof, and any in-service withdrawal rights set forth in an Appendix hereto, shall have the right to make a withdrawal from (i) his Salary Deferral Account, (ii) his Roth 401(k) Account, (iii) his Roth In-Plan Conversion Account (to the extent such amounts are attributable to a Roth in-plan conversion of amounts from his Salary Deferral Account), and (iv) the earnings in such Accounts described in clauses (i)–(iii) hereof.  If the Committee determines that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Committee shall permit the Participant to withdraw all or a portion of the amounts eligible for hardship withdrawal; provided, however, that the aggregate amount of a Participant's withdrawals from each of his Salary Deferral Account, Roth 401(k) Account, and/or Roth In-Plan Conversion Account shall not exceed the Participant's undistributed Salary Deferrals or Roth 401(k) Contributions, and earnings on such contributions, in each of the Accounts.  For Participants with amounts eligible for hardship withdrawal in multiple Accounts, withdrawals shall be taken from such Accounts on a pro rata basis.

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(1)A withdrawal shall be deemed to be on account of an immediate and heavy financial need of a Participant when the withdrawal is on account of:

(A)expenses incurred or necessary for medical care of the Participant, the Participant's Spouse, any dependents, or a designated primary Beneficiary, of the Participant that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)the purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)the payment of tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Participant, his Spouse, children, dependents (as defined in Code section 152 without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or a designated primary Beneficiary;

(D)expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income and, effective January 1, 2018, without regard to Code section 165(h)(5));

(E)the need to prevent the eviction of the Participant from, or foreclosure on the mortgage of, the Participant's principal residence;

(F)payments for burial or funeral expenses for the Participant's deceased parent, Spouse, child, dependent (as defined in Code section 152 and without regard to Code section 152(d)(1)(B)), or a designated primary Beneficiary;

(G)federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

(H)expenses and losses (including loss of income) on account of a disaster declared by the Federal Emergency Management Agency ("FEMA") under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance; or

(I)such other circumstances as may be prescribed by the Secretary of the Treasury or his delegate.

The term "designated primary Beneficiary" for purposes of this subsection (1) means a primary Beneficiary under the Plan who has an unconditional right, upon the death of the Participant, to all or a portion of the Participant's Account under the Plan.

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(2)A withdrawal shall be necessary to satisfy the financial need of a Participant if:

(A)the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including, at the election of the Participant, any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution and a Participant making such application represents in writing to the Committee (and the Committee does not have actual knowledge to the contrary) that such need cannot be relieved:

(i)through reimbursement or compensation by insurance or otherwise;

(ii)by reasonable liquidation of the Participant's assets, including those assets of his Spouse and minor children that are reasonably available to him, to the extent such liquidation would not itself cause an immediate and heavy financial need; or

(iii)by other currently available distributions from the Plan or any other plan maintained by the Employer or by any other employer, in an amount sufficient to satisfy the need.

(3)The Participant must represent (in writing or electronically in accordance with rules and procedures established by the Committee) that he has insufficient cash or other liquid assets to satisfy the need.  The Committee may rely on the Participant's representation unless the Committee has actual knowledge to the contrary.

(4)Notwithstanding anything in the Plan to the contrary, in the case of a Participant who received a hardship withdrawal before January 1, 2019, any suspension of such Participant's ability to make Salary Deferrals and/or Roth 401(k) Contributions or any other employee contributions due to the receipt of such hardship withdrawal will be cancelled, and the Participant will again be eligible to make such Salary Deferrals and/or Roth 401(k) or other employee contributions on and after January 1, 2019 to the extent permitted by law.

(c)Coronavirus-Related Distributions.

(1)General Provisions.   Notwithstanding any provision in the Plan to the contrary, in accordance with section 2202(a) of the Coronavirus Aid, Relief, and Economic Security Act and related guidance, the Plan shall permit a Participant who is a "COVID-Related Qualified Individual" (as defined below) to take COVID Related Distributions, between March 27, 2020 and December 31, 2020, of up to $100,000 from the Participant's Accounts.  If the Participant has already taken one or more COVID Related Distributions from the Plan or any qualified plan maintained by the Employer or an Affiliated Employer, the maximum amount of any future COVID Related Distribution shall be reduced by the amount of any prior COVID Related Distributions that the Participant has received on or after January 1, 2020 from the Plan and/or from all other qualified plans maintained by the Employer or an Affiliated Employer so that the sum of all COVID Related Distributions from the Plan and all other qualified plans maintained by the Employer or an Affiliated Employer shall not exceed $100,000. The

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Participant may repay the COVID Related Distribution during the three-year period beginning the day after the distribution date, and the repayment shall be treated as a direct rollover.

(2)Definition. A "COVID Related Qualified Individual” means a Participant who has certified, using the form or other method established by the Committee for such purpose, that the Participant:

(A)has been diagnosed, or the Participant's Spouse or dependent (as defined in Code section 152) has been diagnosed, with the virus SARS-CoV-2 or coronavirus disease 2019 (collectively, "COVID-19") using a test approved by the Center for Disease Control and Prevention; or

(B)due to COVID-19, experiences adverse financial consequences because of the individual's (or the Participant's Spouse or member of the Participant's household (someone who shares Participant's principal residence)):  being quarantined, furloughed or laid off, or having work hours reduced; being unable to work due to the lack of child care; closing or reducing hours of a business that they own or operate; or having pay or self-employment income reduced, a job offer rescinded or start date for a job delayed.

8.05Beneficiary Designation Right.

(a)Spouse as Beneficiary.  The Beneficiary of a death benefit payable pursuant to Section 8.01 shall be the Participant's Spouse as of the Participant's date of death; provided, however, that the Participant may designate a Beneficiary other than his Spouse pursuant to subsection (b) if:

(1)the requirements of subsection (c) are satisfied; or

(2)the Participant has no Spouse; or

(3)the Committee determines that the Spouse cannot be located or such other circumstances exist under which Spousal consent is not required, as prescribed by Treasury Regulations.

(b)Beneficiary Designation Right.  Each Participant who is permitted to designate a Beneficiary other than his Spouse pursuant to subsection (a) shall have the right to designate one or more primary and one or more contingent Beneficiaries to receive any benefit becoming payable upon the Participant's death.  All Beneficiary designations shall be in writing in a form satisfactory to the Committee.  Each Participant shall be entitled to change his Beneficiaries at any time and from time to time by filing a written notice of such change with the Committee.  However, the Participant's Spouse must again consent in writing to such change, unless (1) the change is a revocation of the prior consent or (2) one of the exceptions described in subsection (a)(2)or (a)(3) applies.

In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to Section 8.01, or in the event that the Participant is

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predeceased by all designated primary and contingent Beneficiaries, the death benefit shall be payable to the Participant's estate.

After a Participant's death, any Beneficiary of the deceased Participant may designate one or more secondary beneficiaries to receive the Beneficiary's interest in the Plan attributable to the Participant's benefits after the Beneficiary's death, to the extent such designation is not inconsistent with the Participant's beneficiary designation.  If the Beneficiary fails to designate a beneficiary or if none of his designated beneficiaries survive him, the death benefit shall be payable to the Beneficiary's estate.  Under circumstances where no estate is or will be opened for probate (by way of example and not limitation, because the total amount of the Participant's or Beneficiary's estate is below the threshold requiring the opening of an estate under applicable law), the Committee or its delegate may rely on representations made by a representative of the estate of the Participant or Beneficiary, as applicable, regarding the identity of any person or persons who are entitled to receive assets from the estate of the Participant or Beneficiary, as applicable, and to whom the remaining Plan benefit is to be paid in equal shares.  The Committee or its delegate may require that such representations be in writing and notarized.  Neither the Committee nor the Trustee shall be required to investigate or verify the veracity of the representations made by the representative of the estate of the Participant or Beneficiary, as applicable.  Any determination made under this Section by the Committee in good faith as to the rights or identity of any Beneficiary shall be conclusive on all persons.  The Plan, the Committee, its members, the Trustee and the Employer shall not be liable to any person on account of any error in such determination.  Any payment made in accordance with this paragraph shall fully acquit and discharge the Plan, the Committee, its members, the Trustee and the Employer from all future liability with respect to the benefit so distributed.

(c)Form and Content of Spouse's Consent.  A Spouse may consent to the designation of one or more Beneficiaries other than such Spouse; provided that such consent shall be in writing, must consent to the specific alternate beneficiary or beneficiaries designated, must acknowledge the effect of such consent, and must be witnessed by a Plan representative or notary public.  Such Spouse's consent shall be irrevocable, unless expressly made revocable.  The consent of a Spouse in accordance with this subsection (c) shall not be effective with respect to any subsequent Spouse of the Participant.

8.06Domestic Relations Orders.

(a)General.  Except as otherwise provided in this Section, an Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a QDRO.  Notwithstanding the foregoing, an Alternate Payee shall have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a QDRO, as provided in ARTICLE XIII.  Any interest of an Alternate Payee in the Account of a Participant, other than an interest payable solely upon the Participant's death pursuant to a QDRO which provides that the Alternate Payee shall be treated

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as the Participant's surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

(1)Distribution.  Notwithstanding anything in this Plan to the contrary, a QDRO may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for shall be distributed immediately or at any other time specified in the order.  If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect to have benefits commence at any time after the order is determined to be qualified.

(b)Withdrawals.  Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall not be permitted to make any withdrawals under this ARTICLE VIII.

(c)Death Benefits.  Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall have the right to designate a Beneficiary, in the same manner as provided in Section 8.05 with respect to a Participant (except that no Spousal consent shall be required), who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of an Alternate Payee's death.  Upon an Alternate Payee's death, a separate account shall be established for any such Beneficiary.  If the Alternate Payee for whom a separate account is established does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee that have not been distributed shall be paid to the Alternate Payee's estate.

(d)Investment Direction.  Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner as provided in ARTICLE VI with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

(e)Loans.  An Alternate Payee shall not be permitted to receive a loan under ARTICLE IX.

8.07Post Distribution Credits.  In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution described in Section 8.04), any funds shall be subsequently credited to the Participant's Account, such additional funds shall be paid to the Participant or applied to the Participant's Account as promptly as practicable thereafter.

8.08Direct Rollovers.  In the event any payment or payments to be made under the Plan to a Participant, a Beneficiary, or an Alternate Payee would constitute an "eligible rollover distribution," such individual may request that such payment or payments be transferred directly from the Trust to the trustee of an "eligible rollover plan."  Any such request shall be made in the

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form prescribed by the Committee for such purpose, at such time in advance as the Committee may specify.

For purposes of this Section,

(a)"eligible rollover distribution" shall mean a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of 10 or more years; (2) any distribution to the extent such distribution is required under Code section 401(a)(9); and (3) any hardship distribution; and

(b)"eligible rollover plan" shall mean (1) an individual retirement account described in Code section 408(a), (2) an individual retirement annuity described in Code section 408(b) (other than an endowment contract), (3) an annuity plan described in Code section 403(a), (4) a qualified plan, the terms of which permit the acceptance of rollover distributions, (5) an eligible deferred compensation plan described in Code section 457(b) that is maintained by an eligible employer described in Code section 457(e)(i)(A) that shall separately account for the distribution, or (6) an annuity contract described in Code section 403(b); provided, however, that, effective January 1, 2007, with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions, the term "eligible rollover plan" shall mean a plan described in clauses (4) and (6) that separately accounts for such amounts transferred and earnings on such amounts or a plan described in clause (1) or (2).  Effective January 1, 2008, an "eligible rollover plan" shall also mean an individual retirement account described in Code section 408A; provided that the distribution to the individual retirement account described in Code section 408A constitutes a "qualified rollover contribution" under Code section 408A(e).  Notwithstanding the foregoing, if any portion of an eligible rollover distribution is attributable to payments or distributions from a Participant's Roth 401(k) Account, Roth Rollover Account or Roth In-Plan Conversion Account, an eligible rollover plan with respect to such portion shall include only another designated Roth 401(k) account described in Code section 402A or a Roth individual retirement account described in Code section 408A, and only to the extent the rollover is permitted under the rules of Code section 402(c).  Effective January 1, 2007, in the case of a distribution to a nonspouse Beneficiary who is a designated Beneficiary within the meaning of Code section 401(a)(9)(E), an "eligible rollover plan" is an individual retirement account established on behalf of the designated Beneficiary that will be treated as an inherited individual retirement account pursuant to the provisions of Code section 402(c)(11).

8.09Waiver of 2009 Required Distributions.  Notwithstanding anything in this ARTICLE VIII to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for enactment of Code section 401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs, or (ii) one or more payments in a series of substantially equal distributions that include the 2009 RMDs made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such

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distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.  A direct rollover will be offered only for distributions that would be eligible rollover distributions (as defined in Section 8.08) without regard to Code section 401(a)(9)(H).

8.10Waiver of 2020 Required Distributions.  Notwithstanding the foregoing, a Participant or Beneficiary who, but for the enactment of section 2203 of the Coronavirus Aid, Relief, and Economic Security Act, (i) would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of April 1, 2021) ("2020 RMDs"), and (ii) would have satisfied that requirement by receiving a lump sum distribution equal to the 2020 RMDs, shall not receive such distribution unless the Participant or Beneficiary elects to receive such distribution.  A Participant or Beneficiary who would have satisfied the requirement to receive 2020 RMDs by receiving one or more payments (that include the 2020 RMDs) in a series of substantially equal distributions made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and Beneficiary, or for a period of at least 10 years, may elect to waive the payment of such distributions.  To the extent permitted by the Committee pursuant to its administrative procedures and in accordance with IRS Notice 2020-51, Participants who received required minimum distributions for 2020 from the Plan prior to April 1, 2020 may roll these distributions back into the Plan, provided that they do so by August 31, 2020.

ARTICLE IX

PARTICIPANT LOANS

9.01Loans in General.

(a)Permissibility.  Each Participant or Beneficiary who satisfies such uniform and nondiscriminatory conditions as may from time to time be adopted by the Committee may apply for a loan from the Plan.

(b)Application.  Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Committee, the Trustee, upon application by such Eligible Borrower in such manner as may be approved by the Committee, may make a loan or loans to such applicant.

(c)Limitation on Amount.

(1)Loans shall be at least $1,000 in amount, and in no event shall total loans exceed the lesser of (A) 50% of the vested balance of such Eligible Borrower's Accounts (other than such Eligible Borrower's Company Retirement Contributions Account, which shall not be included in determining the loan limit), or (B) $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of all loans during the 12 months prior to the time the new loan is to be made, over (ii) the outstanding balance of loans made to the Eligible Borrower prior to the date such new loan is made.  Loans under any other qualified plan sponsored by the Employer or any Affiliated Company shall be aggregated with loans under the Plan in

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determining whether or not the limitation stated herein has been exceeded.  Notwithstanding any other provision of the Plan, loan policy or procedures, the portion of an Eligible Borrower's Account that was available for a loan requested between November 17, 2017 and November 30, 2017 shall include the entire vested Account balance.

(2)Pending the final determination by the Plan Administrator of whether a domestic relations order is a QDRO, no loan to any Eligible Borrower may exceed an amount greater than the maximum permissible loan amount that would be available assuming that the benefit described in the domestic relations order had already been distributed to the alternate payee under a QDRO; provided, however, that the Committee may, in its sole discretion, adopt a policy that universally prohibits loans to an otherwise Eligible Borrower pending the final determination of whether a domestic relations order is a QDRO.

(d)Equality of Borrowing Opportunity.  Loans shall be available to all Eligible Borrowers who are parties in interest on a reasonably equivalent and nondiscriminatory basis.  Loans shall not be made available to Eligible Borrowers who are or were Highly Compensated Employees in an amount greater than the amount available to other Eligible Borrowers.

(e)Loan Statement.  Every Eligible Borrower receiving a loan hereunder will receive a statement from the Committee clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges.  The statement will provide all information required to meet applicable "truth-in-lending" laws.

(f)Restriction on Loans.  The Committee will not approve any loan if it is the belief of the Committee that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or Code section 4975(c)), would constitute a distribution taxable for federal income tax purposes, or would imperil the status of the Plan or any part thereof under Code section 401(k).  Effective July 15, 2019, an Eligible Borrower may obtain a loan only if the loan will result in the Eligible Borrower having no more than one loan outstanding.

(g)CARES Act Loan Provisions.

(1)Increased Loan Amounts.  In accordance with section 2202(b) of the Coronavirus Aid, Relief, and Economic Security Act and Notice 2020-50, any loan made to a Participant who is a COVID-Related Qualified Individual (as defined in Section 8.04(c)(2)), within the 180-day period beginning on March 27, 2020 shall not exceed the lesser of: (a) $100,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans to the Participant under qualified retirement plans sponsored by the Employer or an Affiliated Company during the 12-month period ending on the day before the date on which such loan is made, over (B) the outstanding balance of loans immediately before the loan in question was made; or (b) 100 percent of the vested balances credited to the Participant's Accounts.

(2)Loan Repayment Suspension.  In accordance with section 2202(b) of the Coronavirus Aid, Relief, and Economic Security Act and Notice 2020-50, for a Participant who is a COVID Related Qualified Individual (as defined in Section 8.04(c)(2)) and has an

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outstanding loan on or after March 27, 2020, loan repayments that would be otherwise due on or after March 27, 2020 and ending on December 31, 2020 (the "Suspension Period"), shall be suspended until January 1, 2021 if the Participant files a request using the approved method established by the Committee. Following the end of the Suspension Period, the loan shall be reamortized and subsequent repayments will reflect the delay, plus accrued interest during the Suspension Period, and the initial loan end date shall be extended by one year. If the Participant terminates employment during the Suspension Period and makes arrangements to repay the loan that satisfy the requirements described in 9.02(g), the loan end date shall be extended by one year.  If the Participant does not make repayment arrangements that satisfy 9.02(g), the entire outstanding principal and unpaid interest shall be due and payable on the date ninety (90) days after the Participant's termination of employment.

9.02Loans as Trust Fund Investments.  All loans shall be considered as fixed income investments of a segregated account of the Trust Fund (a "loan fund") directed by the borrower.  Accordingly, the following conditions shall apply with respect to each such loan:

(a)Security.  All loans shall be secured by the pledge of such portion of the Eligible Borrower's Account as is sufficient to secure repayment of the loan.

(b)Interest Rate.  The interest rate on any loan shall be commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money and shall be determined by the Committee.

(c)Loan Term.  Loans shall be for terms of up to five years or, with respect to a loan used to acquire a dwelling unit which will be used as the principal residence of the Eligible Borrower, 15 years; provided, however, that if the Eligible Borrower is absent from work for the performance of military service in any branch of the uniformed services (as defined in chapter 43 of title 38, United States Code), any payments may be suspended during such period of military service and, if suspended, shall resume following the completion of the period of such military service.  Any such resumed payments shall be made, following the period of such military service, at least as frequently as, and in an amount not less than, the original loan payments.  In the event of such military service, the term of the loan may be extended by a period not to exceed the original term of the loan plus the period of such military service.  With respect to loans that are outstanding when an Eligible Borrower begins a period of such military service, the interest rate on any such loans shall be limited to 6% to the extent required to comply with section 207 of the Servicemembers Civil Relief Act (or any successor statute thereto); provided that the Committee may require that the Eligible Borrower has provided the Committee with written notice and a copy of the military orders calling the Eligible Employee to military service and any orders further extending military service no later than 180 days after the date of the Eligible Employee's termination or release from military service.  Any loan fees charged to the Accounts of the Eligible Borrower during the period of military service shall be included as interest for purposes of calculating the maximum 6% interest rate.

(d)Promissory Note.  Any loan made to an Eligible Borrower under this Article shall be evidenced by the promissory note returned to the Eligible Borrower after the loan has been processed.  Such promissory note shall contain the irrevocable consent of the Eligible

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Borrower to the payroll withholding described in subsection (f), if applicable.  The Committee shall have the right to require the Eligible Borrower to submit revised materials to the extent the Committee determines it is necessary to comply with ERISA or the Code.

(e)Refinancing of Loans.  An Eligible Borrower may not refinance an existing loan.

(f)Default and Remedies.  In the event that:

(1)an Eligible Borrower (other than an Eligible Borrower who continues to be a party in interest) has a Severance from Service and fails to make adequate arrangements, as determined by the Committee, in its sole discretion, to continue to make installment payments and does not repay the full unpaid balance of the loan plus applicable interest within such time as may be designated by the Committee; or

(2)in the case of a deceased Eligible Borrower, the Beneficiary fails to repay the full unpaid balance of the loan plus applicable interest within such time as may be designated by the Committee; or

(3)the Eligible Borrower fails to pay any installment by the end of the calendar quarter following the calendar quarter in which the installment payment became delinquent as provided in Section 9.02(g)(2); or

(4)the Eligible Borrower (A) makes an assignment for the benefit of creditors, (B) files a petition for bankruptcy, (C) is adjudicated insolvent or bankrupt, or (D) becomes the subject of any wage earner plan under the federal Bankruptcy Code as now or hereafter in effect, or under any applicable state insolvency law; or

(5)there is started against the Eligible Borrower any bankruptcy, insolvency or other similar proceeding which has not been dismissed by the 60th day after the date on which the proceeding was started, or the Eligible Borrower consents to or approves of any such proceeding or the appointment of any receiver for the Eligible Borrower or any substantial part of the Eligible Borrower's property, or the appointment of any such receiver is not discharged within 60 days;

the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable.  In the event that a loan becomes immediately due and payable (in "default"), the Eligible Borrower (or his Beneficiary in the event of his death) may satisfy the loan by paying the outstanding balance in full within 60 days of receiving written notice from the Committee of such default; provided, however, that any such satisfaction of a loan in default must be made no later than the last day of the grace period, if any, designated by the Committee (which grace period shall not extend beyond the last day of the calendar quarter following the calendar quarter in which the required installment was due).  Otherwise, any such outstanding loan or loans (plus unpaid interest) shall be deducted from any benefit which is or becomes payable to the Eligible Borrower or his Beneficiary from the amount and the portions of his Account pledged as security for the loan as soon as is practicable after such default; provided, however, that if the Eligible Borrower has not died or incurred a Severance from Service, the Eligible Borrower's Salary

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Deferral Account, Roth 401(k) Contributions Account, and portion of the Participant's Roth In-Plan Conversion Account attributable to Salary Deferral Contributions shall only be used to reduce the Eligible Borrower's indebtedness at such time as the Eligible Borrower is entitled to a distribution under Section 8.02 or a withdrawal under Section 8.04 from his Salary Deferral Account and Roth 401(k) Contributions Account and the applicable portion of his Roth In-Plan Conversion Account.  Such action shall not operate as a waiver of the rights of the Employer, the Committee, the Trustee or the Plan under applicable law.

(g)Repayment.

(1)Loans shall be amortized and repaid in equal installments (not less frequently than quarterly) through payroll withholding; provided, however, that the Committee, in its sole discretion, may authorize an Eligible Borrower who has incurred a Severance from Service or a Disability or transferred to an Affiliated Company, or who is otherwise not actively employed by an Employer, to repay his loan by making direct installment payments.  Notwithstanding the foregoing, in the event of an Eligible Borrower's unpaid leave of absence, the Committee may suspend the Eligible Borrower's installment payment for up to 12 months; provided, however, (i) the loan must still be repaid by the end of the term of the loan, which may be extended by the Committee, in its sole discretion, as provided herein, and (ii) the remaining balance of the loan must be reamortized upon the Eligible Borrower's recommencing active employment.  In the event that repayment of a loan is suspended as provided in this subsection (g), the term of such loan may be extended provided that such extension shall in no event be longer than the maximum period allowable for such loan at the time it was made as provided in subsection (c) above.

(2)An installment payment shall be delinquent if the Eligible Borrower fails to pay the installment payment within 30 days of the date the installment payment is due.

(3)Loans may be prepaid in full or in part at any time without penalty, in accordance with the procedures established by the Committee for such purposes.

(4)No distribution of an Eligible Borrower's Accounts shall be made to the Eligible Borrower or the Eligible Borrower's Beneficiary or estate until all loans, together with accrued interest, have been paid in full.

(h)Loan Fees.  Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Committee, against the Account of the Eligible Borrower to whom the loan is granted.

(i)Applicable Accounts and Investment Funds.

(1)At such time as it is determined that an Eligible Borrower is to receive a loan from the Plan, the loan shall be made from the Eligible Borrower's applicable Account as indicated hereafter and such amount shall be deemed to be credited to a separate Account established for such purposes (the "Loan Account"), with a corresponding debit to occur to his Account as of the first day of the month in which such loan occurs.  Effective January 1,

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2012, the loan may be made from any of the Eligible Borrower's Accounts, other than an account holding Company Retirement Contributions, if any, in accordance with the uniform and nondiscriminatory procedures adopted by the Committee for such purposes.  All loans shall be funded from the Investment Funds in which the Eligible Borrower's Account that is being debited is invested on a pro rata basis. Notwithstanding any other provision of the Plan, loan policy or procedures, the portion of an Eligible Borrower's Account that was available for a loan requested between November 17, 2017 and November 30, 2017 shall include the entire vested Account balance.

(2)All interest payments to be made pursuant to the terms and provisions of the loan shall be credited to the applicable Account in such a manner so that the Loan Account will reflect unpaid principal and interest from time to time.  The earnings attributable to the Loan Account shall be allocable only to the Loan Account of such Eligible Borrower and shall not be considered as general earnings of the Trust Fund to be allocated to other Eligible Borrowers.  Other than for the limited purposes of establishing a separate account for the allocation of the interest thereto, an Eligible Borrower's Loan Account shall, for all other purposes, be considered as a part of the applicable Account.

(3)Loan repayments to the Plan by the Eligible Borrower shall be invested in the Investment Funds on the basis of the Eligible Borrower's current investment election under Section 6.03, or the Eligible Borrower's most recent investment election, if no investment election is currently in effect, unless the Eligible Borrower elects otherwise in accordance with rules prescribed by the Committee.

ARTICLE X

PROVISIONS RELATING TO TOP-HEAVY PLANS

10.01Definitions.  For purposes of this Article, the following terms shall have the following meanings:

(a)"Aggregation Group" shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group (1) all such plans in which a Key Employee participates in the Plan Year containing the Determination Date, including any frozen or terminated plan that was maintained within the five-year period ending on the Determination Date; (2) all such plans which enable any plan described in clause (1) to meet the requirements of either Code section 401(a)(4) or 410; and (3) such other qualified plans sponsored by the Employer or an Affiliated Company as the Employer elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of Code sections 401(a)(4) and 410.

(b)"Determination Date" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

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(c)"Key Employee" shall mean a person employed or formerly employed by the Employer or an Affiliated Company who, during the Plan Year, was any of the following:

(1)An officer of the Employer having an annual Compensation of more than $140,000 or such other amount as may be in effect under Code section 416(i)(1)(A)(i).  The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of Code section 416(i) and the regulations published thereunder.

(2)A 5% owner of the Employer.

(3)A person who is both an Employee whose annual Compensation exceeds $150,000 and a 1% owner of the Employer.

The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

(d)"Key Employee Ratio" shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deduction from both such amounts of the amount described in paragraph (3) hereof.

(1)The amount described in this paragraph (1) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the sum of the amount of any in-service distributions during the period of five Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Key Employee for all plans in the Aggregation Group.

(2)The amount described in this paragraph (2) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the sum of the amount of any in-service distributions during the period of five Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.

(3)The amount described in this paragraph (3) is the sum of (A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliated Company, (B) any amount that would have been included under paragraph (1) or (2)

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hereof with respect to any person who has not rendered service to any Employer at any time during the one-year period ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under Code section 411(b)(1)(C).

(e)"Non-Key Employee" shall mean any Employee or former Employee who is not a Key Employee as to that Plan Year, or a beneficiary of a deceased Participant who was a Non-Key Employee.

10.02Determination of Top-Heavy Status.  The Plan shall be deemed "top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, either of the following conditions are met:

(a)The Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the "Plan" for the "Aggregation Group" each place it appears in Section 10.01(d), exceeds 60%, or

(b)The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds 60%.

10.03Top-Heavy Plan Minimum Allocation.  The aggregate allocation made under the Plan to the Account of each active Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliated Company through the end of such Plan Year (whether or not in the status of Eligible Employee) shall be not less than the lesser of:

(a)3% of the Compensation of each such Participant for such Plan Year; or

(b)The percentage of such Compensation so allocated under the Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

(c)If any person who is an active Participant in the Plan is a Participant under any defined benefit pension plan qualified under Code section 401(a) sponsored by the Employer or an Affiliated Company, there shall be substituted " 5%" for " 3%" in subsection (a).  For the purposes of determining whether the provisions of this Section have been satisfied, (1) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; (2) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (3) elective deferrals under all plans in the Aggregation Group shall be disregarded.  For the purposes of determining whether the requirements of this Section have been satisfied, contributions allocable to the

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account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section.  Subsection (b) shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either Code section 401(a)(4) or 410.  In determining the amount of Employer contributions that are needed to satisfy the requirements of this Section, amounts contributed under Section 4.01 for Non-Key Employees shall not be taken into account.

ARTICLE XI

ALLOCATION AND DELEGATION OF AUTHORITY

11.01Delegation.  A fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given to him or her under this Plan or under the Trust Agreement or delegated to him or her by another fiduciary.  In general, the Employer, by action of the Board of Directors or a committee thereof, shall have the sole responsibility for making contributions provided for under Sections 4.01(d), 4.04, 4.05 and 4.07; and the Compensation Committee of the Board of Directors shall have the sole authority to appoint and remove the Trustee, the members of the Committee and the Investment Committee, and the Company, by action of the Board of Directors or a committee thereof, shall have the sole authority to curtail or terminate, in whole or in part, the Plan or the Trust Agreement and, except as otherwise provided herein with respect to shared authority, to amend the Plan.  The Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust Agreement, except for the responsibility of the Investment Committee.  The Investment Committee shall have the sole responsibility for the selection and monitoring of the Investment Funds, establishing investment objectives, deciding whether to appoint and appointing the Asset Allocation Fiduciary and selecting and monitoring any fiduciary consultant or advisor.  The Trustee shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held in the Trust Fund, all as specifically provided in the Trust Agreement.  The Asset Allocation Fiduciary shall have the sole responsibility for the determination of the allocation of investments within any Target Fund or portfolio, which shall be made from other investment alternatives selected by the Investment Committee.

11.02Authority and Responsibilities of the Committee.  The Committee shall have the authority and responsibilities imposed by ARTICLE XII hereof, except to the extent delegated to other persons or otherwise provided for herein.  With respect to the said authority and responsibility, the Committee shall be a "Named Fiduciary," and, as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

11.03Authority and Responsibilities of the Trustee.  The Trustee shall be the "Named Fiduciary" with respect to those powers and duties set forth in the Trust Agreement.  The Trustee shall keep complete and accurate accounts of all of the assets of, and the transactions involving,

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the Trust Fund.  All such accounts shall be open to inspection by the Committee during normal business hours.

11.04Authority and Responsibilities of the Investment Committee.  The Investment Committee shall have the authority and responsibilities imposed by ARTICLE XII hereof, except to the extent delegated to other persons or otherwise provided for herein.  With respect to said authority and responsibility, the Investment Committee shall be a "Named Fiduciary" and, as such, shall have no authority and responsibility other than as granted in the Plan or as imposed by law.

11.05Authority and Responsibilities of the Asset Allocation Fiduciary.  If and to the extent appointed by the Investment Committee, the Asset Allocation Fiduciary shall have the authority and responsibilities for the determination of the allocation of investments within any Target Fund or portfolio, which shall be made from other investment alternatives selected by the Investment Committee, except to the extent delegated to other persons or otherwise provided for herein.  With respect to said authority and responsibility, the Asset Allocation Fiduciary shall be a "Named Fiduciary" and, as such, shall have no authority and responsibility other than as granted in the Plan or as imposed by law.  If the Investment Committee does not appoint an Asset Allocation Fiduciary, the Investment Committee shall have the authority and responsibilities set forth in this section.

11.06Limitations on Obligations of Named Fiduciaries.  No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement, or by operation of law.  Except as provided by section 405 of ERISA, a Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including other Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.  The determination of any Named Fiduciary as to any matter involving its responsibilities hereunder shall be conclusive and binding on all persons.

11.07Designation and Delegation.  Each Named Fiduciary may designate other persons to carry out such of its responsibilities hereunder for the operation and administration of the Plan as it deems advisable and delegate to the persons so designated such of its powers as it deems necessary to carry out such responsibilities.  Such designation and delegation shall be subject to such terms and conditions as the Named Fiduciary deems necessary or proper.  Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Named Fiduciary shall have the same force and effect for all purposes as if such action or determination had been made or taken by such Named Fiduciary.

11.08Engagement of Assistants and Advisers.  Any Named Fiduciary shall have the right to hire, at the expense of the Trust Fund, such professional assistants, counsel and consultants as it, in its sole discretion, deems necessary or advisable.

11.09Payment of Expenses.  The reasonable expenses incurred by the Named Fiduciaries in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants, counsel and

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consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Committee.  The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses.  Payment of any such expenses by any Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

11.10Indemnification.  Each person who is a Named Fiduciary or a member of any committee or board comprising a Named Fiduciary (other than the Trustee), and each employee of the Employer who is a delegee of a Named Fiduciary, may be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as a Named Fiduciary to the extent permitted under applicable law.  The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation.  Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled pursuant to the bylaws of the Company.  Service as a Named Fiduciary shall be deemed in partial fulfillment of the person's function as an employee, officer and/or director of the Company, if he serves in that capacity as well as in the role of Named Fiduciary.

11.11Bonding.  The Committee shall arrange for such bonding as is required by law for persons who are Employees and/or members of the Board of Directors, but no bonding in excess of the amount required by law shall be considered required by the Plan.  The Company shall obtain, and pay the expense of, any bond required by law.

ARTICLE XII

AdministratIon

12.01Committee.  The Committee, which shall consist of at least one person, shall be appointed by and serve at the pleasure of the Compensation Committee of the Board of Directors.  The termination of a Committee member's employment shall automatically constitute a resignation from the Committee.  The Committee shall act by a majority of its members with minutes being recorded for each meeting.  Such minutes shall be made available to any member upon written request.

12.02Authority and Responsibility of the Committee.  The Committee shall be the Plan "administrator" as such term is defined in section 3(16) of ERISA, and as such, except as otherwise set forth under the terms of the Plan, shall have the following duties and responsibilities:

(a)to adopt and enforce such rules and regulations and prescribe the use of such forms as may be deemed necessary to carry out the provisions of the Plan;

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(b)to maintain and preserve records relating to Participants, former Participants, Beneficiaries and Alternate Payees in accordance with Section 12.07;

(c)to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under federal law or the provisions of the Plan;

(d)to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(e)to provide directions to the Trustee with respect to methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(f)to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees, to make factual determinations, to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

(g)to determine the amount, manner and timing of any distribution of benefits or any withdrawal under the Plan and ensure the proper application of any Federal, state, or local tax withholding or other governmental charge;

(h)to approve the repayment of any loan to a Participant under the Plan;

(i)to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan;

(j)to arrange for bonding, if required by law;

(k)to construe and interpret the Plan and make other determinations as described in Section 12.08;

(l)to provide procedures for determination of claims for benefits and to establish rules, not inconsistent with the provisions or purposes of the Plan, as it may deem necessary or desirable for the proper administration of the Plan or transaction of its business;

(m)to resolve any claim for benefits in accordance with ARTICLE XIII;

(n)to determine whether any domestic relations order constitutes a QDRO and to take such action as the Committee deems appropriate in light of such domestic relations order;

(o)to make such determinations as are required pursuant to the provisions of Section 8.04 hereof;

(p)to retain records on elections and waivers by Participants, their Spouses and their Beneficiaries and Alternate Payees;

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(q)to select an independent qualified public accountant to examine, at the expense of the Company, the Trustee's accounts and records and render an opinion;

(r)to perform such other functions and duties as are set forth in the Plan that are not specifically given to another Named Fiduciary;

(s)to allocate among themselves who shall be responsible for specific fiduciary duties and to designate fiduciaries (other than the Committee members) to carry out fiduciary responsibilities (other than Trustee responsibilities) under the Plan; provided that such allocation shall be reduced to writing, signed by all Committee members and filed in a permanent Committee minute book;

(t)to take such voluntary corrective action as it considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as a consequence of administrative or operational error.  Such steps may include, but shall not be limited to, taking any action required under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Department of Labor, any similar correction program instituted by the Internal Revenue Service, Department of Labor or other administrative agency, reallocation of plan assets, adjustments in amounts of future payments to Participants, Beneficiaries or Alternate Payees under QDROs, and institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information;

(u)to maintain continuing review of ERISA and the Code, and implementing regulations thereto, and suggest changes and modifications to the Company in connection with amendments to the Plan; and

(v)to perform such functions and duties as are necessary to carry out its responsibilities under the Plan.

12.03Investment Committee.  The Investment Committee, which consists of at least one person, shall be appointed by and serve at the pleasure of the Compensation Committee of the Board of Directors.  The termination of an Investment Committee member's employment shall automatically constitute a resignation from the Investment Committee.  The Investment Committee shall have the following duties and responsibilities:

(a)selection and monitoring of the Investment Funds;

(b)establishment of investment objectives;

(c)evaluating and recommending to the Company organizations to provide services to the Plan, such as trustee, custodian, asset performance evaluation and recordkeeping services;

(d)selection and monitoring of any fiduciary consultant or other advisor who performs services on behalf of the Plan with respect to the Investment Funds; and

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(e)selection and appointment of an Asset Allocation Fiduciary.

12.04Committee Procedures.  The Committee and the Investment Committee may act at a meeting or in writing without a meeting.  The Company shall appoint a chairman of each of the Committee and the Investment Committee.  Each of the Committee and the Investment Committee may appoint a secretary, who may or may not be a member of the committee.  Each of the Committee and the Investment Committee may adopt such bylaws, regulations and charters as it deems desirable for the conduct of its affairs; provided, however, that such bylaws, regulations and charters shall not be inconsistent with any charters that may be established by the Company.  All decisions of each committee shall be made by the vote of the majority (if more than one person be serving as a member), including actions in writing taken without a meeting.

12.05Serving in More than One Capacity.  An individual person may serve in more than one capacity as a fiduciary.

12.06Appointment of the Trustee.  The Compensation Committee of the Board of Directors shall have sole responsibility for appointing and removing the Trustee.

12.07Reporting and Disclosure.  To the extent required by applicable law, the Committee shall keep all individual and group records relating to Plan Participants, Beneficiaries and Alternate Payees, and all other records necessary for the proper operation of the Plan.  Such records shall be made available to the Employer and to each Participant, Beneficiary and Alternate Payee for examination during normal business hours except that a Participant, Beneficiary or Alternate Payee shall examine only such records as pertain exclusively to the examining Participant, Beneficiary or Alternate Payee and those records and documents relating to all Participants generally.  The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder.  This provision shall not be construed as imposing upon the Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

12.08Construction of the Plan.  The Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.  The Committee shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan.  The Committee shall correct any defect, reconcile any inconsistency, resolve any ambiguity or supply any omission with respect to the Plan.  All such corrections, reconciliations, interpretations, determinations, and completions of Plan provisions shall be final, binding and conclusive upon the parties, including the Employer, the Employees, their families, dependents, Beneficiaries and any Alternate Payees.  The Committee shall have no authority, discretion, or power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits

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provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

12.09Compensation of the Committee and the Investment Committee.  Any members of the Committee or the Investment Committee who are Employees shall not receive compensation with respect to their services as such.

12.10Ministerial Functions.  The Committee shall delegate its ministerial duties or functions to such person or persons as the Committee shall select.  Such person or persons shall be responsible for the general administration of the Plan under the policy guidance of the Committee.  Such person may be in the employ of the Employer and shall be compensated for services and expenses by the Employer according to its normal employment policies, without special or additional compensation for his service hereunder.

12.11Allocation of Duties and Responsibilities.  The Committee may allocate among its members or Employees any of its duties and responsibilities not already allocated under the Plan or may designate persons other than members or Employees to carry out any of the Plan Administrator's duties and responsibilities under the Plan.

ARTICLE XIII

APPLICATION FOR BENEFITS AND CLAIMS PROCEDURES

13.01Application for Benefits.  Each Participant, Beneficiary or Alternate Payee believing himself eligible for benefits under the Plan shall apply for such benefits by applying to the Committee (or a person named by the Committee to receive claims under the Plan) in the form and manner specified by the Committee.  Before the date on which benefit payments commence, each such application must be supported by such information and data as the Committee deems relevant and appropriate.  Evidence of age, marital status (and, in the appropriate instances, death), and location of residence shall be required of all applicants for benefits.  In the event a Participant, Beneficiary or Alternate Payee fails to apply to the Committee prior to the applicable required distribution date described in Sections 8.01(c) or 8.02(b)(3), the Committee shall make diligent efforts to locate such Participant, Beneficiary or Alternate Payee and obtain such application.  In the event the Participant, Beneficiary, or Alternate Payee fails to make application by the applicable date described in Section 8.01(c) or 8.02(b)(3), the Committee shall commence distribution as of such date without such application.  However, if the Committee fails to locate the Participant, Beneficiary or Alternate Payee so that distribution as of the applicable date described in Section 8.01(c) or 8.02(b)(3) is not possible, the Participant, Beneficiary or Alternate Payee shall be considered a lost payee as described in Section 16.13; provided, however, that, in the event that the Participant, Beneficiary or Alternate Payee is located, payment shall be made as soon as administratively practicable after the date on which the Participant, Beneficiary or Alternate Payee is located.

13.02Claims Procedure.

(a)Establishment of Claims Procedures.  The Committee shall establish claims and appeals procedures in accordance with this Section 13.02 and applicable law and

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shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of the decision denying such claim.

(b)Appeals of Denied Claims for Benefits.  In the event that any claim for benefits is denied in whole or in part, the Participant, Beneficiary or Alternate Payee whose claim has been so denied shall be notified of such denial in writing or electronically by the Committee (or a person named by the Committee to receive claims under the Plan).  For purposes of this Section, the person or persons designated to determine initial claims shall be referred to as the "Claims Fiduciary" and the person or persons designated to determine appeals shall be referred to as the "Named Appeals Fiduciary," and any references to the Claims Fiduciary or Named Appeals Fiduciary in this Section 13.02 shall mean the Committee (and references to the Committee shall also mean the Claims Fiduciary or Named Appeals Fiduciary) as the context so provides.  The Claims Fiduciary will review such request and respond within a reasonable time after receiving the claim.  The notice advising of the denial shall be furnished to the Participant, Beneficiary or Alternate Payee within 90 days of receipt of the benefit claim by the Committee, unless special circumstances require an extension of time to process the claim.  If an extension is required, the Claims Fiduciary shall provide notice of the extension prior to the termination of the applicable period.  In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.  The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant, Beneficiary or Alternate Payee, as the case may be, of the procedure for the appeal of such denial and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.  All appeals shall be made by the following procedure:

(1)The Participant, Beneficiary or Alternate Payee whose claim has been denied shall file with the Claims Fiduciary a notice of desire to appeal the denial.  Such notice shall be filed within 60 days of notification by Claims Fiduciary, as the case may be, of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based.  In connection with any such appeal, the Participant, Beneficiary or Alternate Payee shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  Appeals not timely filed shall be barred.

(2)The Named Appeals Fiduciary shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant, without regard to whether such information was submitted or considered in the initial determination.

(3)The Named Appeals Fiduciary shall ordinarily render a determination upon the appealed claim within 60 days after its receipt which determination shall be accompanied by a written or electronic statement setting forth (i) the reasons therefor; (ii) specific references to the pertinent Plan provisions on which the decisions is based; (iii) a

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description of the claimant's right to, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; (iv) a description of any voluntary appeal procedures offered by the Plan; and (v) a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.  However, in special circumstances the Named Appeals Fiduciary may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to commencement of the extension.  Any determination rendered by the Named Appeals Fiduciary shall be final and binding upon all parties.

(4)If the Claimant challenges the decision of the Named Appeals Fiduciary, a review by a court shall be permitted only in accordance with subsection (d) below. Failure to comply with the time limits set forth above will bar the claimant from filing suit in court.  Any review by a court shall be limited to the facts, evidence and issues presented during the claims procedure set forth above.  Facts and evidence that become known to the claimant after having exhausted the review process may be submitted for reconsideration of the review in accordance with the time limits established above.  Issues not raised during the review process shall be deemed waived.

(c)Authority to Determine Claims.  The Committee has exclusive authority to decide all claims under the Plan.  The Committee has exclusive authority to review and resolve any appeal of a denied claim.  The Committee is a Plan fiduciary with full discretionary authority to do the following: to make findings of fact; to interpret the Plan and resolve ambiguities therein; to determine whether a claimant is eligible for benefits; to decide the amount, form and timing of benefits; and to resolve any other matter which is raised by a claimant or identified by the Committee.  In the case of an appeal, the decision of the Committee shall be final and binding upon all parties.

(d)Exhaustion of Claims Procedures.  A claim or action (1) to recover benefits allegedly due under the Plan or by reason of any law; (2) to enforce rights under the Plan; (3) to clarify rights to future benefits under the Plan; or (4) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a Plan fiduciary or party in interest (collectively, a "Judicial Claim"), may not be commenced in any court or forum until after the claimant has exhausted the Plan's claims and appeals procedures (an "Administrative Claim").  A claimant must raise all arguments and produce all evidence the claimant believes supports the claim or action in the Administrative Claim and shall be deemed to have waived every argument and the right to produce any evidence not submitted to the Claims and Appeal Fiduciaries as part of the Administrative Claim.  Any Judicial Claim must be commenced in the appropriate court or forum no later than 24 months from the earliest of (A) the date the first benefit payment was made or allegedly due; (B) the date the Plan Administrator or its delegate first denied the claimant's request; or (C) the first date the claimant knew or should have known the principal facts on which such claim or action is based; provided, however, that, if the claimant commences an Administrative Claim before the expiration of such 24-month period, the period for commencing a Judicial Claim shall expire on the later of the end of the 24-month period and the date that is three months after the final denial of the claimant's Administrative Claim, such that the claimant has exhausted the Plan's claims and appeals procedures.  Any claim or action that is commenced, filed or raised, whether a Judicial Claim or an Administrative

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Claim, after expiration of such 24-month limitations period (or, if applicable, expiration of the three-month limitations period following exhaustion of the Plan's claims and appeals procedures) shall be time-barred.  Filing or commencing a Judicial Claim before the claimant exhausts the Administrative Claim requirements shall not toll the 24-month limitations period (or, if applicable, the three-month limitations period).

(e)Venue.  The courts of competent jurisdiction in Oklahoma City, Oklahoma shall have exclusive jurisdiction for all claims, actions and other proceedings involving or relating to the Plan, a Plan fiduciary or a party in interest, including, by way of example and not limitation, claim or action (1) to recover benefits allegedly due under the Plan or by reason of any law; (2) to enforce rights under the Plan; (3) to clarify rights to future benefits under the Plan; or (4) that relates to the Plan and seeks a remedy, ruling or judgment of any kind against the Plan or a plan fiduciary or a party in interest.

(f)Reliance on Records.  The records of the Employer and any Affiliated Company with respect to length of employment, employment history, compensation, absences from employment and all other relevant matters may be conclusively relied on by the Committee for purposes of determining an individual's eligibility or entitlement to Plan benefits, the amount of Plan benefits payable to an individual, the appropriate timing of payment of Plan benefits to an individual, and so forth.  If an individual claiming benefits under the Plan believes those records are incorrect, the individual may provide documentation supporting his or her position to the Committee for review and consideration.  However, the decision of the Committee with respect to any records dispute shall be final and binding on all parties.

ARTICLE XIV

AMENDMENT AND TERMINATION

14.01Amendment.  The provisions of the Plan may be amended at any time and from time to time by the Company; provided, however, that:

(a)No amendment shall increase the duties or liabilities of the Committee or of the Trustee without the consent of that party;

(b)No amendment shall deprive any Participant, Beneficiary or Alternate Payee of any of the benefits to which he is entitled under the Plan with respect to contributions previously made, nor shall any amendment decrease the vested percentage of any Participant's Account nor result in the elimination or reduction of a benefit "protected" under Code section 411(d)(6), unless otherwise permitted or required by law;

(c)No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan, except as may be specifically authorized by statute or regulation.

Each amendment shall be approved by or pursuant to a resolution adopted by the Board of Directors (or its duly authorized delegate); provided, however, that the Committee (or

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its duly authorized delegate) may make (1) any technical, administrative or compliance amendment to the Plan and (2) any amendment to the Plan that will not result in a material increase in cost of the Plan to the Company, as the Committee (or its duly authorized delegate) shall deem necessary or appropriate in its sole discretion, including any amendment and restatement of the Plan to include such amendments.

14.02Amendments to the Vesting Schedule.

(a)If the vesting schedule under this Plan is amended, each active Participant who has completed at least three Years of Service prior to the end of the election period specified in this Section may elect, during such election period, to have the vested percentage of his Account determined without regard to such amendment.

(b)For the purposes of this Section, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

(1)the date occurring 60 days after the Plan amendment is adopted; or

(2)the date which is 60 days after the day on which the Plan amendment becomes effective; or

(3)the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Committee or by the Employer; or

(4)such later date as may be specified by the Committee.

The election provided for in this Section shall be made in writing and shall be irrevocable when made.

14.03Plan Termination.

(a)It is the intention of the Company that the Plan will be permanent.  However, each entity constituting the Employer reserves the right to terminate its participation in this Plan by action of its board of directors or other governing body.  Furthermore, the Company reserves the power to terminate the Plan at any time for any reason by action of the Board of Directors.

(b)Any termination of the Plan shall become effective as of the date designated by the Board of Directors.  Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under the Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan.  Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable.  Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

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14.04Mergers and Consolidations of Plans.  Pursuant to action by the Board of Directors, the Plan may be merged or consolidated with, or a portion of its assets and liabilities may be transferred to, another qualified plan.  In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan if such plan were then terminated immediately after such merger, consolidation or transfer that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a participant had such plan been terminated at that time and no such merger, consolidation or transfer shall result in the elimination or reduction of a benefit "protected" under Code section 411(d)(6), unless otherwise permitted or required by applicable law.  For the purposes hereof, former Participants, Beneficiaries and Alternate Payees shall be considered Participants.

ARTICLE XV

Change of Control

15.01Change of Control.

(a)General.  In the event that there is a Change of Control (as defined in Section 15.01(b)) of the Company, then, the Accounts of all Participants in the Plan shall become immediately fully (100%) vested and nonforfeitable as of the date of the Change of Control.

(b)Definition of Change of Control.  For purposes of this Section 15.01, the term "Change of Control" shall mean, and shall be deemed to have occurred, each time the date on which one of the events described in paragraph (1), (2), (3), or (4) below occurs; provided that if a Change of Control occurs by reason of an acquisition by any Person that comes within the provisions of paragraph (1) below, no additional Change of Control shall be deemed to occur under such paragraph (1) by reason of subsequent changes in holdings by such Person (except if the holdings by such Person are reduced below 30% and thereafter increase to 30% or above).  For the purpose of this paragraph (b), the term "Company" shall include Devon Energy Corporation, a Delaware corporation, and any successor thereto.

(1)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") if, immediately after such acquisition, such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (I) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (II) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (3) below.

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(2)Individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, appointment or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(3)A reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common stock of the ultimate parent entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such Business Combination, or were elected, appointed or nominated by the Incumbent Board.

(4)Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or, (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to an entity with respect to which following such sale or other disposition, (i) more than 50% of, respectively, the then outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same relative proportions as their ownership, immediately prior to such sale or

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other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) less than 30% of, respectively, the then outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such entity), except to the extent that such Person owned 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (iii) at least a majority of the members of the board of directors of such entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such sale or other disposition of assets of the Company, or were elected, appointed or nominated by the Incumbent Board.

15.02Amendment of this ARTICLE XV by the Company.  Notwithstanding any of the provisions in the Plan to the contrary, this ARTICLE XV may be amended or deleted in any manner as the Company determines prior to the time that a Change of Control occurs.  Upon or after a Change of Control, this ARTICLE XV may not be amended, modified or terminated without the consent of the affected Participant unless such amendment, modification or termination is necessary to satisfy the requirements of the Code and the failure to satisfy such requirements of the Code would result in the disqualification of the Plan.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.01Nonalienation of Benefits.

(a)Except as provided in Section 16.01(b), none of the payments, benefits or rights of any Participant, Alternate Payee or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant, Alternate Payee or Beneficiary.  Except as provided in Section 16.01(b), no Participant, Alternate Payee or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

(b)Compliance with the provisions and conditions of (1) any QDRO, (2) any federal tax levy made pursuant to Code section 6331, or (3) subject to the provisions of Code section 401(a)(13), a judgment relating to the Participant's conviction of a crime involving the Plan or a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA shall not be considered a violation of this provision.

16.02No Contract of Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any

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benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

16.03Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

16.04Heirs, Assigns and Personal Representatives.  This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary and Alternate Payee, present and future (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

16.05Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

16.06Gender and Number.  Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

16.07Controlling Law.  This Plan shall be construed and enforced according to the laws of the State of Oklahoma to the extent not preempted by federal law, which shall otherwise control.  All contributions to the Trust Fund shall be deemed to take place in the State of Oklahoma.

16.08Funding Policy.  The Investment Committee appointed under Section 12.03 (or the Committee, if no Investment Committee has been appointed) shall establish, and communicate to the Trustee, a funding policy and method consistent with the objectives of the Plan and of the Trust Fund.

16.09Title to Assets; Source of Benefits.  No person shall have any right to, or interest in, any assets of the Trust Fund, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such person or out of the assets of the Trust Fund.  All payments of benefits as provided for in the Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefore in any manner.

16.10Payments to Minors, Etc.  Any benefit payable to or for the benefit of a Participant, a Beneficiary, a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's legal representative, guardian, committee appointed for such Participant or Beneficiary, or to the party providing or reasonably appearing to provide for the care of such person, and such payment (which may be in installments) shall fully discharge the Trustee, the Committee, the Employer and all other parties with respect thereto.  The Committee may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

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16.11Reliance on Data and Consents.  The Employer, the Trustee, the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by any Participant, Beneficiary or Alternate Payee, including, without limitation, data with respect to age, health and marital status.  Furthermore, the Employer, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, any Alternate Payee of any Participant or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation.  None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries and Alternate Payees to advise the appropriate parties of any change in such data.

16.12Deemed Acceptance of Act or Omission by a Plan Fiduciary.  If a Plan fiduciary (as determined under ERISA) or an individual or entity with authority delegated by a Plan fiduciary, acts or fails to act with respect to a Participant or a Participant's Account under the Plan and the Participant has direct or indirect knowledge of such act or failure to act, the Participant's failure to notify the Plan fiduciary (or the Plan fiduciary's delegate) within a reasonable period of time that such act or failure to act was incorrect or inconsistent with the Participant's intent or election shall be deemed to be an acceptance and ratification of the Plan fiduciary's (or the Plan fiduciary's delegate) act or failure to act.

16.13Lost Payees.  A benefit shall be deemed forfeited, and used as set forth in Section 7.04(b), if the Committee is unable to locate a Participant, a Beneficiary or an Alternate Payee to whom payment is due; provided, however, that such benefit shall be reinstated, without any earnings from the date deemed forfeited to the date reinstated, if a claim is made by the party to whom properly payable.

16.14No Warranties.  Neither the Board of Directors nor its members nor the Committee nor the Company nor any Employer nor any Affiliated Company nor the Trustee warrants or represents in any way that the value of each Participant's Accounts will increase or will not decrease.  The Participant assumes all risk in connection with any change in values.

16.15Notices.  Each Participant, Beneficiary and Alternate Payee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments.  Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid.  If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Beneficiary or Alternate Payee furnishes the proper address.  This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

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16.16Recovery of Overpayment.  The Plan has a right of reimbursement against any person who receives or holds a payment from the Plan in excess of the amount to which a Participant, Spouse, Alternate Payee, or Beneficiary is entitled under the terms of the Plan. The Plan's right to recover overpayments from any Participant, Spouse, Alternate Payee or Beneficiary exists regardless of the error, event or other circumstances giving rise to the overpayment and shall not be conditioned upon or mitigated by the behavior of any involved party.  The Participant, Spouse, Alternate Payee, or Beneficiary shall not be permitted to raise reliance, estoppel or other legal or equitable defenses in response to any action by the Plan to recovery an overpayment.  The Plan's right to recovery is an equitable lien by agreement, and the  Committee or Trustee may recover the amount overpaid in any manner determined by the Committee or Trustee to be in the best interests of the Plan, including, but not limited to, by legal action against the recipient and/or holder of the overpayment or by offset against other or future benefits payable to or with respect to the Participant, Spouse, Alternate Payee, or Beneficiary under the Plan, regardless of whether the overpaid amounts remain in his or her possession.  The provisions of this Section are intended to clarify existing rights of the Plan and apply to all past or future overpayments.

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This amended and restated version of the Devon Energy Corporation Incentive Savings Plan is executed this 9th day of December, 2021.

DEVON ENERGY CORPORATION

By:	/s/Tana K. Cashion
Name:	Tana K. Cashion
Title:	Senior Vice President Human Resources and Administration

[Signature Page to Amended and Restated Plan Effective January 1, 2022]

Appendix A

DIRECT TRANSFER FROM KERR-MCgEE CORPORATION
SAVINGS INVESTMENT PLAN

This Appendix A shall apply with regard to those Employees (whether or not Participants under the Plan) whose Accounts under the Plan include amounts transferred to the Trust Fund from the Kerr-McGee Savings Investment Plan (the "KM Plan") in connection with the merger, effective as of January 1, 1997, of the KM Plan with and into the Plan.

1.

Plan Merger.  The KM Plan shall be merged with and into the Plan, effective as of January 1, 1997.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the KM Plan, except as provided in this Appendix.

2.

Date of Plan Participation.  All Employees with undistributed account balances in the KM Plan that were merged with and into the Plan shall be eligible to become Participants in the Plan effective January 1, 1997.  Any individual who participated in the KM Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, January 1, 1997, shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06.

3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of January 1, 1997, or as soon as administratively practicable thereafter, assets and liabilities from the trust fund for the KM Plan shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the trust fund for the KM Plan shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the KM Plan ("KM Plan Participants") as set forth in this Appendix

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l)-1(d), each employee who has an account balance from the KM Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the KM Plan or the Plan had then terminated).

(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for recordkeeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "KM

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Accounts." Except as otherwise provided in this Appendix, the KM Accounts shall be treated in the same manner as all other Accounts under the Plan.
4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)	Special Vesting of KM Plan Participants. Notwithstanding anything to the contrary herein, KM Plan Participants shall be 100% vested in all KM Accounts.
(b)	KM Accounts.
(i)

"SMART Savings Contributions Account," as defined in the KM Plan, shall mean those monies held in that account which are transferred to the Plan.  The SMART Savings Contributions Account shall be considered a part of the Salary Deferral Account.

(ii)

"KM Matching Contributions Account," as defined in the KM Plan under the term "Matching Contributions Account," shall mean those monies held in that account which are transferred to the Plan.  The KM Matching Contributions Account shall be considered part of the Matching Contributions Account.

(iii)

"CAPITAL Savings Contributions Account," as defined in the KM Plan, means the monies held in that account which are transferred to the Plan.  The CAPITAL Savings Contributions Account represents after-tax contributions (nondeductible contributions) for all purposes.

(c)	KM Account Withdrawals. The following provisions shall apply to the KM Accounts of any Participant:
(i)

A Participant may withdraw any portion of the value of his CAPITAL Savings Contributions Account in whole dollars.  In addition, a Participant may withdraw vested amounts from his KM Matching Contributions Account, except that a Participant who has not been a Participant under the KM Plan and/or the Plan for at least five years shall not be permitted to make such a withdrawal with respect to any Matching Contributions which have not been credited to his Matching Contributions Account for at least two years.  Except as may be required by law, such withdrawal shall be first from the CAPITAL Savings Contributions Account and then from the Matching Contributions Account.

(ii)

All withdrawal requests pursuant to this Appendix shall be filed with the Committee and shall be made on such withdrawal request form and in such manner as the Committee may prescribe from time to time.  In addition, withdrawals and withdrawal payments pursuant to this Appendix shall be subject to and made in accordance with such rules and procedures as the Committee may prescribe from time to time, including rules

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governing the withdrawal and charging of withdrawal payments among the subaccounts in the Participant's KM Account in the case of a withdrawal of less than 100% of the funds available for withdrawal.  Withdrawals from a Participant's CAPITAL Savings Contribution Account shall be attributed to the Participant's CAPITAL Savings Contributions made prior to January 1, 1987, to the extent allowed by the Code.

(iii)	A Participant shall not be permitted to make more than one in-service withdrawal from his KM Account under the provisions of subsection (i) above during any 12-month period.

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Appendix B

PENNZENERGY COMPANY SAVINGS AND
INVESTMENT PLAN MERGER

This Appendix B shall apply with regard to those employees who were previously employed by PennzEnergy Company ("Pennz") whose Accounts under the Plan include amounts transferred to the Plan from the PennzEnergy Company Savings and Investment Plan (the "Pennz Plan") in connection with the merger, effective as of November 1, 2000, of the Pennz Plan with and into the Plan.

1.

Plan Merger.  The Pennz Plan shall be merged with and into the Plan, effective as of November 1, 2000.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the Pennz Plan, except as provided in this Appendix.

2.

Date of Plan Participation.  Any participant in the Pennz Plan on October 31, 2000 shall become a Participant in the Plan on November 1, 2000; provided, however, that any individual who participated in the Pennz Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, November 1, 2000 shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06 of the Plan.

3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of November 1, 2000, or as soon as administratively practicable thereafter, assets and liabilities from the trust fund for the Pennz Plan shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the trust fund for the Pennz Plan shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the Pennz Plan ("Pennz Plan Participants") as set forth in this Appendix.

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l)‑1(d), each Pennz employee who has an account balance from the Pennz Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the Pennz Plan or the Plan had then terminated).

(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for record-keeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "Pennz Accounts."  Except

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as otherwise provided in this Appendix, the Pennz Accounts shall be treated in the same manner as all other Accounts under the Plan.
4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Special Vesting of Pennz Accounts.  Pennz Accounts that were fully (100%) vested and nonforfeitable when transferred to the Trust Fund as set forth in Section 3(a) of this Appendix shall remain fully (100%) vested and nonforfeitable in this Plan, including:

(i)

Pennz Accounts of any Participant who was a participant in the Pennz Plan and who was subject to immediate taxation on his employer matching contributions under the Pennz Plan pursuant to applicable Canadian income tax laws.

(ii)

Pennz Accounts of any Participant who was employed by Pennzoil Sulphur Company as of June 30, 1994 whose service with the Pennzoil Sulphur Company is terminated from and after July 1, 1994 and on or before December 31, 1995.

(iii)	Pennz Accounts of any Participant who terminated service by reason of the sale of Vermejo Park by Pennzoil Company on or about June 1, 1996.
(iv)	Any portion of Pennz Accounts which were previously in the Pennz Plan and were invested in shares of Pennzoil-Quaker State Company, or the proceeds of the sale of such stock.
(v)

Pennz Accounts of any Participant who was a participant in the Pennz Plan and who was an employee of Pennz in active service on May 19, 1999 and who terminated employment with Pennz or the Company prior to the second anniversary of the closing date of the "Transaction" contemplated by, and as defined in, the Amended and Restated Agreement and Plan of Merger by and among the Company, Devon Oklahoma Corporation and Pennz, dated as of May 19, 1999.

(b)

Special Vesting of Certain Pennz Plan Participants.  Notwithstanding anything to the contrary herein, any Participant who is a Pennz Plan Participant and whose employment with the Company terminated between August 18, 2000 and August 18, 2002 will be 100% vested in all of his Accounts in the Plan.

(c)	Pennz After-Tax Contribution Account and Withdrawals. The following provisions shall apply to the Pennz After-Tax Contribution Account of any Participant:
(i)	"Pennz After-Tax Contribution Account" shall mean the separate Account representing a Participant's nondeductible contributions that were made to

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the Pennz Plan and transferred to the Plan as described in Section 3(a) of this Appendix, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

(ii)

A Participant may, in the manner prescribed by the Committee, request a withdrawal from his Pennz After-Tax Contribution Account.  No forfeitures will occur solely as a result of the Participant's withdrawal of all or part of his Pennz After-Tax Contribution Account.  After receipt of the request, the Committee shall cause the Trustee to pay over the designated amount in not less than 90 days from the date such request shall have been delivered to the Committee.

(iii)

All Pennz After-Tax Contributions made prior to January 1, 1987 will be maintained in a separate subaccount (the "Pre-1987 Account") which is part of the Participant's Pennz After-Tax Contribution Account.  Withdrawals made from the Pre-1987 Account made under subsection (ii) above will not include any earnings attributable to such Pre-1987 Account.

(iv)

All Pennz After-Tax Contributions made after December 31, 1986 will be maintained in a separate subaccount (the "After-1986 Account") which is part of the Participant's Pennz After-Tax Contribution Account.  Withdrawals made from the After-1986 Account as provided under subsection (ii) above will include earnings attributable to such After-1986 Account.  The amount of earnings on Pennz After-Tax Contributions which must be distributed with each withdrawal will be calculated by multiplying the total amount of earnings then held in the After-1986 Account by a fraction the numerator of which is the amount of Pennz After-Tax Contributions that is included in the distribution and the denominator of which is the balance of all Pennz After-Tax Contributions then held in the After-1986 Account.

(d)	Withdrawal of Rollover Account. A Participant who is a Pennz Plan Participant may withdraw any or all of his Rollover Account by giving 30 days' prior notice to the Committee.
(e)

In-Service Withdrawals.  A Participant who is a Pennz Plan Participant and has participated in the Pennz Plan and/or the Plan for at least five full Plan Years shall be entitled, at his election, to receive a distribution of all or any portion of his vested Employer Contribution Account attributable to the balance in his Employer Contribution Account on November 1, 2000, provided that the Participant has previously withdrawn the entire amount of his "Prior Plan Account" (as defined in the Pennz Plan) and his Rollover Account, if any, and the Participant is not on suspended status; provided, further, that a Participant may make only one withdrawal under this subsection (e) every five full Plan Years.

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(f)

Loans to Pennz Plan Participants.  Notwithstanding anything in the Plan to the contrary, the Committee may make a loan with a term not in excess of 20 years to a Participant who is a Pennz Plan Participant if the proceeds of such loan are used to purchase any dwelling within a reasonable time that is to be used as a principal residence of the Participant.

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Appendix C

SANTA FE ENERGY SNYDER SAVINGS
INVESTMENT PLAN MERGER

This Appendix C shall apply with regard to those employees who were previously employed by Santa Fe Snyder Corporation or any subsidiary ("Santa Fe") whose Accounts under the Plan include amounts transferred to the Plan from Santa Fe Energy Snyder Savings Investment Plan (the "Santa Fe Plan") in connection with the merger, effective January 1, 2001, of the Santa Fe Plan with and into the Plan.

1.

Plan Merger.  The Santa Fe Plan shall be merged with and into the Plan, effective as of January 1, 2001.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the Santa Fe Plan, except as provided in this Appendix.

2.

Date of Plan Participation.  Each Participant who was employed by the Employer on August 29, 2000 and continued to be employed by such Employer immediately thereafter shall continue to participate in the Plan in accordance with its terms.  Notwithstanding anything in to the contrary herein, any Employee who was employed by Santa Fe immediately prior to the merger of a subsidiary of the Company with and into Santa Fe on August 29, 2000 shall not be eligible to participate in the Plan.  Any participant in the Santa Fe Plan on December 31, 2000 shall become a Participant in the Plan on January 1, 2001.  Any individual who participated in the Santa Fe Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, January 1, 2001, shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06 of the Plan.

3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of January 1, 2001, or as soon as administratively practicable thereafter, assets and liabilities from the trust fund for the Santa Fe Plan shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the trust fund for the Santa Fe Plan shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the Santa Fe Plan ("Santa Fe Plan Participants") as set forth in this Appendix.

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l)‑1(d), each Santa Fe employee who has an account balance from the Santa Fe Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the Santa Fe Plan or the Plan had then terminated).

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(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for record-keeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "Santa Fe Accounts."  Except as otherwise provided in this Appendix, the Santa Fe Accounts shall be treated in the same manner as all other Accounts under the Plan.

4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Special Vesting of Certain Santa Fe Plan Participants.  Notwithstanding anything to the contrary herein, any Participant who became a participant in the Santa Fe Plan on the original effective date of the Santa Fe Plan, or was a participant in the Santa Fe Plan on May 5, 1999 (including those who became participants in the Santa Fe Plan upon the merger of the Snyder Oil Corporation Profit Sharing and Savings Plan into the Santa Fe Plan), shall be 100% vested in all of his Accounts at all times after such applicable event.

(b)	Santa Fe After-Tax Contribution Account and Withdrawals. The following provisions shall apply to the Santa Fe After-Tax Contribution Account of any Participant:
(i)

"Santa Fe After-Tax Contribution Account" shall mean the separate Account representing a Participant's nondeductible contributions that were held in his SFP Plan Participant Contributions Account in the Santa Fe Plan and merged into the Plan as described in Section 3(a) of this Appendix, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

(ii)

A Participant may, in the manner prescribed by the Committee, request a withdrawal from his Santa Fe After-Tax Contribution Account.  No forfeitures will occur solely as a result of the Participant's withdrawal of all or part of his Santa Fe After-Tax Contribution Account.  After receipt of the request, the Committee shall cause the Trustee to pay over the designated amount in not less than 90 days from the date such request shall have been delivered to the Committee.

(iii)

All Santa Fe After-Tax Contributions made prior to January 1, 1987 will be maintained in a separate subaccount (the "Pre-1987 Account") which is part of the Participant's Santa Fe After-Tax Contribution Account.  Withdrawals made from the Pre-1987 Account made under subsection (ii) above will not include any earnings attributable to such Pre-1987 Account.

(iv)	All Santa Fe After-Tax Contributions made after December 31, 1986 will be maintained in a separate subaccount (the "After-1986 Account") which

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is part of the Participant's Santa After-Tax Contribution Account.  Withdrawals made from the After-1986 Account as provided under subsection (ii) above will include earnings attributable to such After-1986 Account.  The amount of earnings on Santa Fe After-Tax Contributions which must be distributed with each withdrawal will be calculated by multiplying the total amount of earnings then held in the After-1986 Account by a fraction the numerator of which is the amount of Santa Fe After-Tax Contributions that is included in the distribution and the denominator of which is the balance of all Santa Fe After-Tax Contributions then held in the After-1986 Account.

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Appendix D

MITCHELL ENERGY & DEVELOPMENT CORP.
THRIFT & SAVINGS PLAN MERGER

This Appendix D shall apply with regard to those employees who were previously employed by Mitchell Energy & Development Corp. ("Mitchell") whose Accounts under the Plan include amounts transferred to the Plan from Mitchell Energy & Development Corp. Thrift & Savings Plan (the "Mitchell Savings Plan") in connection with the merger, effective March 1, 2002, of the Mitchell Plan and the Mitchell Energy Development Corp. Thrift & Savings Trust (the "Mitchell Trust") with and into the Plan.

1.

Plan Merger.  The Mitchell Savings Plan shall be merged with and into the Plan, and the Trust Fund shall accept the assets and liabilities of the Mitchell Trust, effective as of March 1, 2002.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the Mitchell Savings Plan, except as provided in this Appendix.

2.

Date of Plan Participation.  All Employees who are "members" (the "Members") (as such term is defined in the Mitchell Savings Plan) in the Mitchell Savings Plan immediately prior to March 1, 2002 shall be eligible to become Participants in the Plan upon March 1, 2002.  Any individual who participated in the Mitchell Savings Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, March 1, 2002, shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06 of the Plan.

3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of March 1, 2002, or as soon as administratively practicable thereafter, assets and liabilities from the Mitchell Trust shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the Mitchell Trust shall constitute the beginning balances of the individual accounts in the Plan of the Members and shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the Mitchell Savings Plan ("Mitchell Savings Plan Participants") as set forth in this Appendix.

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l)‑1(d), each Mitchell employee who has an account balance from the Mitchell Savings Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the Mitchell Savings Plan or the Plan had then terminated).

D-1

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(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for record-keeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "Mitchell Accounts."  Except as otherwise provided in this Appendix, the Mitchell Accounts shall be treated in the same manner as all other Accounts under the Plan.  Notwithstanding the foregoing, the "Cash or Deferred Accounts" and "Member Match Contribution Accounts" (each as defined under the Mitchell Savings Plan) of Mitchell Savings Plan Participants shall be maintained as "Salary Deferral Accounts" and "Matching Contribution Accounts" under the Plan.

4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Special Years of Service Rules for Certain Mitchell Savings Plan Participants.  Any Employee who was in active employment of Mitchell and who became an employee of an Employer or Affiliated Company on the date the Company acquired the stock of and merged with Mitchell (January 24, 2002) (the "Acquisition Date") shall receive credit for Years of Service under the Plan consisting of (i) the years and months of service for vesting credited to the Employee under the Mitchell Savings Plan prior to the Mitchell Savings Plan's vesting computation period during which the merger of the Mitchell Savings Plan into the Plan occurs and (ii) the greater of (A) the Years of Service that would be credited to the Employee under the Plan for his service during the eligibility computation period of the Plan during which the merger of the Mitchell Savings Plan into the Plan occurs or (B) the vesting service credited to the Employee under the Mitchell Savings Plan as of March 1, 2002 less the vesting service taken into account under the foregoing clause (i)

(b)

Vesting for Mitchell Savings Plan Participants.  Any unvested portions of the transferred account balances credited to the Mitchell Accounts shall continue to vest in accordance with the terms of the Plan.  Notwithstanding the foregoing, however, any Mitchell Savings Plan Participant whose employment is involuntarily terminated within one year of the Acquisition Date shall be fully (100%) vested in his Mitchell Accounts as of such date.

(c)

Optional Forms of Benefit Preserved.  Any forms of distribution available under the Mitchell Savings Plan, but not available under the Plan on the day before the March 1, 2002, shall be available solely as to the assets held in the Mitchell Accounts attributable to participation in the Mitchell Savings Plan.  In addition, any forms of distribution available under the Plan on the day before the March 1, 2002 merger shall be available as to amounts credited to all Accounts maintained under the Plan, including the Mitchell Accounts.

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Appendix E

OCEAN RETIREMENT SAVINGS PLAN MERGER

This Appendix E shall apply with regard to those employees who were previously employed by Ocean Energy, Inc. ("Ocean") whose Accounts under the Plan include amounts transferred to the Plan from the Ocean Retirement Savings Plan (the "Ocean Plan") in connection with the merger, effective as of January 1, 2004, of the Ocean Plan with and into the Plan.

1.

Plan Merger.  The Ocean Plan shall be merged with and into the Plan, effective as of January 1, 2004.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the Ocean Plan, except as provided in this Appendix.

2.

Date of Plan Participation.  Effective January 1, 2004, every Employee who was employed by Ocean as of April 25, 2003, was an active participant in the Ocean Plan and is an Employee as of January 1, 2004 shall be a Participant in the Plan.  An individual who participated in the Ocean Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, January 1, 2004, shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06 of the Plan.

3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of January 1, 2004, or as soon as administratively practicable thereafter, assets and liabilities from the trust fund for the Ocean Plan shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the trust fund for the Ocean Plan shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the Ocean Plan ("Ocean Plan Participants") as set forth in this Appendix.

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l)‑1(d), each Ocean employee who has an account balance from the Ocean Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the Ocean Plan or the Plan had then terminated).

(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for record-keeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "Ocean Accounts."  Except as otherwise provided in this Appendix, the Ocean Accounts shall be treated in the same manner as all other Accounts under the Plan.

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4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)	Ocean Accounts. The Ocean Accounts shall be held in the Plan and credited to the applicable corresponding account in the Plan.
(i)

"Ocean After-Tax Contribution Account" shall mean the separate Account representing a Participant's nondeductible contributions that were made to the Ocean Plan and transferred to the Plan as described in Section 3(a) of this Appendix, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

(ii)

"Ocean Before-Tax Contribution Account" shall mean the account established pursuant to the Ocean Plan that represents a Participant's deferrals under Section 401(k) of the Code into the Ocean Plan, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.  The Ocean Before-Tax Contribution Account will be credited and held pursuant to the terms of the Salary Deferral Account in the Plan.

(iii)

"Ocean Employer Discretionary Contribution Account" shall mean the profit-sharing contribution account maintained in the Ocean Plan, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.  The Ocean Employer Discretionary Contribution Account shall be subject to the vesting schedule described in this Appendix.

(iv)

"Ocean Employer Matching Contribution Account" shall mean the account which held Ocean Employer Matching Contributions pursuant to the terms of the Ocean Plan, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.  The Ocean Employer Matching Contribution Account shall be considered a part of the Matching Contribution Account in the Plan, but shall be subject to the vesting schedule described in this Appendix.

(v)

"Ocean ESOP Account" shall mean the special account established pursuant to the terms of the Ocean Plan which was considered to be an "employee stock ownership plan" pursuant to the terms of the Code and the Ocean Plan, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.  The Ocean ESOP Account shall be maintained as a separate account in this Plan, but shall be distributed at the same time and in the same manner as the Ocean

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Discretionary Contribution Account.  An Ocean Participant's benefit in the Ocean ESOP Account shall be fully (100%) vested and nonforfeitable effective April 25, 2003, if such Ocean participant was employed by Ocean on such date.

(vi)

"Ocean Rollover Contribution Account" shall mean the separate account established pursuant to the terms of the Ocean Plan, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.  The Ocean Rollover Contribution Account shall be held and administered in accordance with the terms of the Rollover Account in the Plan.

(vii)

"Ocean Loan Account" shall mean an Ocean Participant's separate account established pursuant to the terms of the Ocean Plan in the event such participant has a loan outstanding pursuant to the terms of the Ocean Plan as of December 31, 2003.  The Ocean Loan Account shall be maintained as part of the Loan Account in the Plan.

Notwithstanding the foregoing, effective on and after January 1, 2004, no additional contributions shall be made to any of the Ocean Accounts other than with respect to repayment of any loans under the Ocean Loan Account.  All future Contributions made to this Plan will be credited to the applicable Account maintained in this Plan that is not an Ocean Account.

(b)

Year of Service.  Effective January 1, 2004, Years of Service under the Plan shall include service with Ocean or any of its subsidiaries with respect to those employees of Ocean or any of its subsidiaries who were (i) employed by Ocean on April 25, 2003, (ii) participants in the Ocean Plan on December 31, 2003 and (iii) employed by the Company on December 31, 2003.  The calculation of Years of Service of an Ocean Participant shall be determined in accordance with the applicable provisions of the Plan.  Except as provided in this subsection with respect to the recognition of employment service for determining Years of Service, the Ocean Participants shall be considered as newly hired Employees.

(c)

Vesting of Ocean Accounts.  Except as otherwise set forth in Section 4(d) of this Appendix, the Ocean Employer Discretionary Contribution Account and Ocean Employer Matching Contribution Account (together, the "Ocean Employer Contribution Accounts") of a Participant who is an Ocean Plan Participant shall vest in accordance with the following schedule:

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Years of Service	Vested Percentage
Less than 1 year	0%
1 year	34%
2 years	67%
3 or more years	100%

(d)

Special Accelerated Vesting for Ocean Participants.  If an Ocean Participant shall cease to be employed by reason of reduction in force, as hereinafter described, such Ocean Participant shall have a fully (100%) vested and nonforfeitable interest in his Ocean Employer Discretionary Account and Ocean Employer Matching Contribution Account which were previously contributed by Ocean and which were not otherwise fully (100%) vested and nonforfeitable.  The employment of an Ocean Participant shall be considered as being terminated because of a "reduction in force" if such termination is the result of a manpower reduction or reorganization by the Employer.

(e)	Ocean After-Tax Contribution Account and Withdrawals. The following provisions shall apply to the Ocean After-Tax Contribution Account of any Participant:
(i)

A Participant may, in the manner prescribed by the Committee, request a withdrawal from his Ocean After-Tax Contribution Account.  No forfeitures will occur solely as a result of the Participant's withdrawal of all or part of his Ocean After-Tax Contribution Account.  After receipt of the request, the Committee shall cause the Trustee to pay over the designated amount in not less than 90 days from the date such request shall have been delivered to the Committee.

(ii)

All Ocean After-Tax Contributions made prior to January 1, 1987 will be maintained in a separate subaccount (the "Pre-1987 Account") which is part of the Participant's Ocean After-Tax Contribution Account.  Withdrawals made from the Pre-1987 Account made under subsection (i) above will not include any earnings attributable to such Pre-1987 Account.

(iii)

All Ocean After-Tax Contributions made after December 31, 1986 will be maintained in a separate subaccount (the "After-1986 Account") which is part of the Participant's Ocean After-Tax Contribution Account.  Withdrawals made from the After-1986 Account as provided under subsection (i) above will include earnings attributable to such After-1986 Account.  The amount of earnings on Ocean After-Tax Contributions which must be distributed with each withdrawal will be calculated by multiplying the total amount of earnings then held in the After-1986 Account by a fraction the numerator of which is the amount of Ocean After-Tax Contributions that is included in the distribution and the

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denominator of which is the balance of all Ocean After-Tax Contributions then held in the After-1986 Account.
(f)	In-Service Withdrawals for Ocean Accounts.
(i)	An Ocean Participant may withdraw from his Ocean After-Tax Contribution Account and/or Ocean Rollover Contribution Account any or all amounts held in such Accounts.
(ii)

An Ocean Participant who has withdrawn all amounts in his Ocean After-Tax Contribution Account and Ocean Rollover Contribution Account may withdraw from his Ocean Employer Matching Contribution Account any or all amounts held in such Ocean Account that have been so held for 24 months or more, but not in excess of such Participant's vested interest in such Ocean Account.

(iii)

An Ocean Participant who has attained age 59½ may withdraw from his Ocean Before-Tax Contribution Account, his Ocean Employer Matching Contribution Account and his Ocean Rollover Contribution Account an amount not exceeding such Participant's vested interest in the then-value of such Ocean Accounts.  Such withdrawal shall come first, from the Participant's Ocean Before-Tax Contribution Account, second, from the Participant's Vested Interest in his Ocean Employer Matching Contribution Account and, finally, from his Ocean Rollover Contribution Account.

(iv)

An Ocean Participant who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Plan and pursuant to the provisions of any other plans of the Employer and any Affiliated Company of which he is a member and who has obtained all available loans pursuant to ARTICLE IX and pursuant to the provisions of any other plans of the Employer and any Affiliated Company of which he is a member may withdraw from his Ocean Employer Matching Contribution Account and his Ocean Before-Tax Contribution Account amounts not to exceed the lesser of (1) such Participant's vested interest in such Ocean Accounts or (2) the amount determined by the Committee as being available for withdrawal pursuant to this subsection.  Such withdrawal shall come first, from the Ocean Participant's vested interest in his Ocean Employer Matching Contribution Account and then, from his Ocean Before-Tax Contribution Account.  For purposes of this subsection, "financial hardship" shall mean the immediate and heavy financial needs of the Ocean Participant.  A withdrawal based upon financial hardship pursuant to this subsection shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Ocean Participant.  The amount required to meet the immediate financial need

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may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.  The determination of the existence of an Ocean Participant's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee.  The decision of the Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner.  A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of an Ocean Participant if the withdrawal is for:

(A)

Expenses for medical care described in Code section 213(d) previously incurred by the Ocean Participant, the Ocean Participant's spouse, or any dependents of the Ocean Participant (as defined in Code section 152) or necessary for those persons to obtain medical care described in Code section 213(d) and not reimbursed or reimbursable by insurance;

(B)	Costs directly related to the purchase of a principal residence of the Ocean Participant (excluding mortgage payments);
(C)

Payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Ocean Participant or the Ocean Participant's spouse, children, or dependents (as defined in Code section 152);

(D)	Payments necessary to prevent the eviction of the Ocean Participant from his principal residence or foreclosure on the mortgage of the Ocean Participant's principal residence; or
(E)

Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding:  (1) withdrawals under this subsection from an Ocean Participant's Ocean Before-Tax Contribution Account shall be limited to the sum of the Ocean Participant's Before-Tax Contributions to the Plan, plus income allocable thereto and credited to the Ocean Participant's Ocean Before-Tax Contribution Account as of December 31, 1988, less any previous withdrawals of such amounts, and (2) withdrawals from an Ocean Participant's Ocean Employer Contribution Accounts attributable to contributions after December 31, 1988 that constitute income allocable thereto or attributable to qualified nonelective contributions or qualified matching contributions shall not be permitted.  An Ocean Participant who makes a withdrawal from his Ocean Before-Tax Contribution Account under this subsection may not make Salary

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Deferrals under the Plan or any other qualified or nonqualified plan of the Employer or any Affiliated Company for a period of six months following the date of such withdrawal.  Further, such Ocean Participant may not make Salary Deferrals and Roth 401(k) Contributions under the Plan or any other plan maintained by the Employer or any Affiliated Company for such Ocean Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Code section 402(g) for such next taxable year less the amount of such Ocean Participant's elective contributions for the taxable year of the withdrawal.

(g)	Restrictions on Ocean In-Service Withdrawals.
(i)	All withdrawals pursuant to this Appendix shall be made in accordance with the procedures established by the Committee.
(ii)

Notwithstanding the provisions of this subsection (g), not more than one withdrawal pursuant to Section 4(f)(ii) of this Appendix or two withdrawals pursuant to Section 4(f)(iii) of this Appendix may be made in any one Plan Year, and no withdrawal shall be made from an Ocean Account to the extent such Ocean Account has been pledged to secure a loan from the Plan.

(iii)

If a Participant's Ocean Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund in which such Ocean Account is vested.

(iv)	All withdrawals under Section 4(f) of this Appendix shall be paid in cash.
(v)	Any withdrawal hereunder that constitutes an "eligible rollover distribution," as defined in Section 8.08(a) of the Plan, shall be subject to the provisions of Section 8.08 of the Plan.
(vi)

Section 4(f) of this Appendix shall not be applicable to an Ocean Participant following termination of employment and the amounts in such Ocean Participant's Ocean Accounts shall be distributable only in accordance with the other provisions of ARTICLE VIII of the Plan.

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Appendix F

THUNDER CREEK GAS SERVICES, L.L.C.
RETIREMENT SAVINGS PLAN MERGER

This Appendix F shall apply with regard to those employees who are employed or were previously employed by Thunder Creek Gas Services, L.L.C. ("Thunder Creek") whose Accounts under the Plan include amounts transferred to the Plan from the Thunder Creek Gas Services, L.L.C. Retirement Savings Plan (the "Thunder Creek Plan") in connection with the merger, effective December 18, 2009 of the Thunder Creek Plan with and into the Plan.

1.

Plan Merger.  The Thunder Creek Plan shall be merged with and into the Plan, effective as of December 18, 2009.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the Thunder Creek Plan, except as provided in this Appendix.

2.

Date of Plan Participation.  Any participant in the Thunder Creek Plan on December 17, 2009 shall become a Participant in the Plan on December 18, 2009.  Any individual who participated in the Thunder Creek Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, December 18, 2009 shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06 of the Plan.

3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of December 18, 2009, or as soon as administratively practicable thereafter, assets and liabilities from the trust fund for the Thunder Creek Plan shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the trust fund for the Thunder Creek Plan shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the Thunder Creek Plan ("Thunder Creek Plan Participants") as set forth in this Appendix.

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l)‑1(d), each Thunder Creek employee who has an account balance from the Thunder Creek Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the Thunder Creek Plan or the Plan had then terminated).

(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for record-keeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "Thunder Creek

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Accounts." Except as otherwise provided in this Appendix, the Thunder Creek Accounts shall be treated in the same manner as all other Accounts under the Plan.
4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)	Definitions.
(i)	"Thunder Creek Employer Contributions" shall mean the employer contributions made to the Thunder Creek Plan before its merger into the Plan on December 18, 2009.
(ii)

"Thunder Creek Employer Contributions Account" shall mean the separation Account that holds the Thunder Creek Employer Contributions made to a Thunder Creek Plan Participant and that were merged into the Plan as described in Section 3(a) of this Appendix, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

(b)

Special Vesting of Thunder Creek Employer Contributions.  Except as otherwise set forth in this Appendix, the Thunder Creek Employer Contributions Account of a Participant who is a Thunder Creek Plan Participant shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3 years	0%
3 or more years	100%

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Appendix G

SPECIAL PROVISIONS FOR GEOSOUTHERN CONTINUED EMPLOYEES

This Appendix G shall apply with regard to those employees who (a) remain employed by GeoSouthern Energy Corporation or one of its affiliates ("GeoSouthern") until the closing of the transaction set forth in the GeoSouthern Purchase Agreement (as defined in Section 3 of this Appendix) and (b) become Employees of the Company in connection with such transaction.

1.

Transfer of Employees from GeoSouthern.  Each GeoSouthern Continued Employee (as defined in Section 3 of this Appendix) shall become an Eligible Employee upon the "Closing Date" (as defined in the GeoSouthern Purchase Agreement) in accordance with the terms of the Plan.  The provisions of the Plan shall apply to each GeoSouthern Continued Employee, except as provided in this Appendix.  Notwithstanding any provision of the Plan or this Appendix to the contrary, no GeoSouthern Continued Employee shall be eligible for a Company Retirement Contribution at a rate determined under Section 4.04(b) (as in effect at the time this Appendix G was added to the Plan) of the Plan.

2.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Special Employment Commencement Date or Reemployment Commencement Date for Participation Eligibility and Matching Contributions for GeoSouthern Continued Employees.  A GeoSouthern Continued Employee's Employment Commencement Date or Reemployment Commencement Date for purposes of (i) participation under ARTICLE III of the Plan and (ii) determining his rate of Matching Contributions under Section 4.05 of the Plan shall be the date of the GeoSouthern Continued Employee's most recent employment commencement date or reemployment commencement date, as the case may be, with GeoSouthern.

(b)

Years of Service.  A GeoSouthern Continued Employee's Years of Service under the Plan shall include service with GeoSouthern previously recognized under any profit sharing or 401(k) plan sponsored by GeoSouthern.

3.	Definitions. For purposes of this Appendix G, the following terms shall have the following meanings:
(i)	"GeoSouthern Continued Employee" shall mean a "Continued Employee," as defined in the GeoSouthern Purchase Agreement.
(ii)

"GeoSouthern Purchase Agreement" shall mean the Purchase and Sale Agreement among GeoSouthern Intermediate Holdings, LLC, Devon Energy Production Company, L. P., and GeoSouthern Energy Corporation, dated November 20, 2013.

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Appendix H

special provisions for employees transferring to enlink midstream operating, lp

This Appendix H shall apply with regard to those Employees who (a) transfer to EnLink Midstream Operating, LP in connection with the closing of the transaction set forth in the EnLink Merger Agreement (as defined in Section 3 of this Appendix) and (b) cease being Eligible Employees upon such transfer.

1.

Transfer of Employees to EnLink Midstream Operating, LP.  Each Transferring Employee (as defined in Section 3 of this Appendix) shall cease to be an Eligible Employee on his Severance from Service in accordance with the terms of the Plan.  The provisions of the Plan shall apply to such Transferring Employee, except as provided in this Appendix.

2.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Special Eligibility for True-Up Matching Contribution.  An EnLink Transferring Employee shall continue to be eligible to receive a True-Up Matching Contribution for the quarter in which he becomes an employee of EnLink Midstream Operating, LP even though such Participant is not an Employee on the last day of such applicable quarter of the Plan Year.

(b)

Special Vesting for EnLink Transferring Employees.  An EnLink Transferring Employee shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) of the Plan.

(c)

Special Rollover of Loans.  An EnLink Transferring Employee who is an Eligible Borrower may make a direct rollover, as described in Section 8.08 of the Plan, of the full unpaid balance of any loan plus applicable interest to any "qualified employer plan" (as defined in Code section 72(p)(4) that accepts rollovers of loans.  Any EnLink Transferring Employee who makes such a rollover shall not be in "default" under Section 9.02(f) of the Plan solely as a result of his Severance from Service.

3.	Definitions. For purposes of this Appendix H, the following terms shall have the following meanings:
(i)

"EnLink Merger Agreement" shall mean the Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Gas Services, L.P., Acacia Natural Gas Corp I, Inc., Crosstex Energy, Inc., New Public Rangers, L.L.C., Boomer Merger Sub, Inc., and Rangers Merger Sub, Inc., dated October 21, 2013.

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(ii)

"EnLink Transferring Employee" shall mean a Participant who is (A) an Employee on the "Closing Date" of the "Mergers," each as defined under the EnLink Merger Agreement and (B) a "Transferring Employee," as defined in the EnLink Merger Agreement.

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Appendix I

special provisions for employees transferring to enlink midstream operating, lp IN CONNECTION WITH THE CONTRIBUTION OF THE VICTORIA EXPRESS PIPELINE

This Appendix I shall apply with regard to those Employees who (a) transfer to EnLink Midstream Operating, LP in connection with the closing of the transaction set forth in the Victoria Express Pipeline Contribution Agreement (as defined in Section 3 of this Appendix); and (b) cease being Eligible Employees upon such transfer.

1.

Transfer of Employees to EnLink Midstream Operating, LP.  Each Victoria Express Pipeline Transferring Employee (as defined in Section 3 of this Appendix) shall cease to be an Eligible Employee on his Severance from Service in accordance with the terms of the Plan.  The provisions of the Plan shall apply to such Victoria Express Pipeline Transferring Employee, except as provided in this Appendix.

2.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Special Vesting for Victoria Express Pipeline Transferring Employees.  A Victoria Express Pipeline Transferring Employee shall have a fully (100%) vested and nonforfeitable interest in the portion of his Account that is subject to the vesting schedule described in Section 7.02(a) of the Plan.

3.	Definitions. For purposes of this Appendix I, the following terms shall have the following meanings:
(i)

"Victoria Express Pipeline Contribution Agreement" shall mean the Contribution, Conveyance and Assumption Agreement by and between Devon Gas Services, L.P. and EnLink Midstream Partners, LP, dated as of March 23, 2015.

(ii)

"Victoria Express Pipeline Transferring Employee" shall mean a Participant who is (A) an Employee on the "Closing Date" of the "Transactions," each as defined under the Victoria Express Pipeline Contribution Agreement; and (B) a "Transferring Employee," as defined in the Victoria Express Pipeline Contribution Agreement.

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Appendix J

SPECIAL PROVISIONS FOR FORMER EMPLOYEES OF WPX ENERGY SERVICES AND WPX ENERGY SAVINGS PLAN MERGER

This Appendix J shall apply with regard to those employees who are employed or were previously employed by WPX Energy Services Company, LLC ("WPX") whose Accounts under the Plan include amounts transferred to the Plan from the WPX Energy Savings Plan (the "WPX Plan") in connection with the merger, effective July 1, 2021, of the WPX Plan with and into the Plan.

1.

Plan Merger.  The WPX Plan shall be merged with and into the Plan, effective as of July 1, 2021.  The provisions of the Plan shall become fully applicable to the participants, former participants, beneficiaries and alternate payees of the WPX Plan, except as provided in this Appendix.

2.	Plan Participation.
(a)

General.  Individuals who are WPX employees on June 18, 2021 ("WPX Employees") shall have their employment transferred to Devon Energy Production, L.P., which is an Employer under the Plan, on June 19, 2021.  Thus, any active participant in the WPX Plan on June 18, 2021 shall become a Participant in the Plan on June 19, 2021.  Any WPX Employee who is an Eligible Employee for purposes of the Plan shall be eligible to participate in the Plan, subject to its generally applicable terms and conditions except as otherwise set forth in this Appendix.  Any individual who participated in the WPX Plan but who terminated employment prior to, and who does not have an Employment Commencement Date on or after, June 19. 2021 or who is not otherwise an Eligible Employee, shall not become a Participant in the Plan, except for a limited purpose, including, without limitation, investment allocation and distributions, as outlined in Section 3.06 of the Plan.

(b)

Participation for Purposes of Salary Deferrals and Roth 401(k) Contributions.  A WPX Employee who becomes a Participant in the Plan shall be eligible to contribute Salary Deferrals and/or Roth 401(k) Contributions in accordance with the generally applicable provisions of Section 4.01.  Notwithstanding the foregoing, any deferral elections made as a result of an affirmative election and provided by the recordkeeper of the WPX Plan shall be transferred to, and given effect under, the Plan as of June 19, 2021 with respect to Compensation (including Compensation attributable to annual discretionary performance bonuses); provided, however, that such deferral elections shall not be applied for purposes of making the additional Salary Deferrals or Roth 401(k) Contributions under Section 4.01(b) and to the extent that such deferral election exceeds 50% of Compensation, it shall be reduced to 50% of Compensation.  A WPX Employee must make a new election to make the contributions described under Section 4.01(b).

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(c)

Participation for Purposes of Matching Contributions.  A WPX Employee who is a Participant and who has the later of his (i) Employment Commencement Date or (ii) Reemployment Commencement Date prior to July 1, 2021 shall be eligible to receive a Matching Contribution in accordance with Section 4.05(a)(1) of the Plan (i.e., 100% of such WPX Employee's Salary Deferrals and/or Roth 401(k) Contributions that do not exceed 6% of the WPX's Employee's Compensation for periods after commencing participation in the Plan) without regard to the duration of WPX's period of employment with WPX or the Employer.  For the 2021 Plan Year, a WPX Employee who is eligible for Matching Contributions as described in this paragraph shall be eligible to receive "true-up" Matching Contributions under Section 4.05(b) for a calendar quarter, regardless of whether he is employed on the last day of the quarter.  In addition, the "true-up" Matching Contributions under Section 4.05(b) for the third and fourth quarters of 2021 shall be calculated taking into account the pre-tax, Roth, and catch-up contributions made by a WPX Employee under the WPX Plan, as well as the WPX Employee's WPX Plan compensation.

(d)

Participation for Purposes of Company Retirement Contributions.  For the 2021 Plan Year, a WPX Employee who is eligible for Company Retirement Contributions shall be eligible to receive Company Retirement Plan Contributions for a calendar quarter even if he is not employed on the last day of the quarter if he dies, becomes disabled, or terminates employment at age 55 with 5 years of service during the calendar quarter.

(e)

Participation for Purposes of Investment of Accounts.  A WPX Employee who becomes a Participant in the Plan shall be eligible to direct the investment of such Participant's Accounts in accordance with the generally applicable investment election provisions of Article VI of the Plan.  Notwithstanding the foregoing, except as otherwise elected by a WPX Employee, a WPX Employee's investment elections as in effect under the WPX Plan shall be "mapped" or "defaulted" and treated as investment elections in the Plan in the manner described in the notices provided to WPX Employees in connection with the merger of the WPX Plan into the Plan.

(f)

Participation for Purposes of Vesting.  A WPX Employee who becomes a Participant in the Plan shall be subject to the generally applicable vesting provisions of Article VII of the Plan.  Notwithstanding the foregoing, (1) a WPX Employee's WPX Account shall be subject to special vesting provisions as described in Section 4 of this Appendix below, and (2) any Matching Contributions made to a WPX Employee on or after July 1, 2021 shall be 100% vested at all times.

(g)

Participation for Purposes of Beneficiary Designations.  A WPX Employee who becomes a Participant in the Plan may designate a Beneficiary in accordance with the generally applicable terms of Section 8.05(a) of the Plan.  Any Beneficiary

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designation made by a WPX Employee under the WPX Plan before the merger of the WPX Plan into the Plan shall be given effect under the Plan.
3.	Asset Transfer Provisions. Notwithstanding the provisions of the Plan, the following provisions shall apply:
(a)

Transfer of Plan Assets.  Effective as of July 1, 2021, or as soon as administratively practicable thereafter, assets and liabilities from the trust fund for the WPX Plan shall be transferred to the Trust Fund.  All assets and liabilities transferred to the Plan from the trust fund for the WPX Plan shall be administered in accordance with the generally applicable terms of the Plan, together with such other provisions that are applicable to former participants in the WPX Plan ("WPX Plan Participants") as set forth in this Appendix.

(b)

Regulatory Requirements.  As required by Treas. Reg. § 414(l) 1(d), each WPX Plan Participant who has an account balance from the WPX Plan transferred to the Plan shall receive a benefit immediately after the transfer contemplated under subsection (a) above that is equal to or greater than the benefit that he would have been entitled to receive immediately before such transfer (as if either the WPX Plan or the Plan had then terminated).

(c)

Segregation of Transferred Amounts.  The Committee shall separately account for the amounts transferred to the Plan pursuant to subsection (a) above for record-keeping purposes and shall establish such segregated accounts or subaccounts as are necessary to provide for this separate accounting.  These separate accounts and subaccounts shall be referred to collectively as the "WPX Accounts."  Except as otherwise provided in this Appendix, the WPX Accounts shall be treated in the same manner as all other Accounts under the Plan.

4.	Special Conditions. Notwithstanding the provisions of the Plan, the following provisions shall apply to WPX Accounts and WPX Plan Participants as follows:
(a)	Definitions.
(i)

"WPX Profit Sharing Contributions" shall mean the profit sharing contributions provided for under the terms of the WPX Plan for periods prior to the transfer of WPX Employees to the Employer on June 19, 2021.

(ii)	"WPX Matching Contributions" shall mean the matching contributions provided for under the terms of the WPX Plan for periods prior to the transfer of WPX Employees to the Employer on June 19, 2021.
(iii)

"WPX Matching Contributions Account" shall mean the separate Account that holds the WPX Matching Contributions made to a WPX Plan Participant and that were merged into the Plan as described in Section 3(a) of this Appendix, including all earnings and gains attributable thereto and

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reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.
(iv)

"WPX Profit Sharing Contributions Account" shall mean the separate Account that holds the WPX Profit Sharing Contributions made to a WPX Plan Participant and that were merged into the Plan as described in Section 3(a) of this Appendix, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable there against and by all withdrawals and distributions therefrom.

(b)

2021 WPX Profit Sharing Contributions.  For periods prior to the merger of the WPX Plan into the Plan, the WPX Plan provided that WPX Plan Participants were eligible to receive WPX Profit Sharing Contributions that are calculated on a plan year basis and deposited at the end of the plan year, provided that the WPX Plan Participants are employed on the last day of the plan year or die, become disabled, or terminate at age 55 with 5 years of service during the plan year (the "WPX Service Conditions").  In order to provide for WPX Profit Sharing Contributions for the portion of the 2021 plan year preceding the transfer of employment of all WPX Employees to the Employer, each WPX Plan Participant who satisfies the WPX Service Conditions shall receive a contribution under the Plan in January 2022 that is equal to the WPX Profit Sharing Contributions calculated under the terms of the WPX Plan (i.e., 6% of eligible earnings for WPX Employees younger than age 40 and 8% of eligible earnings for WPX Employees age 40 or older) on the basis of eligible earnings for the portion of the 2021 plan year preceding the transfer of WPX Employees to the Employer.  This contribution will be made to the WPX Plan Participant's WPX Profit Sharing Contributions Account and treated in the same manner as any other WPX Profit Sharing Contribution.

(c)

2021 WPX Matching Contributions.  For periods prior to the merger of the WPX Plan into the Plan, the WPX Plan provided that WPX Plan Participants were eligible to received WPX Matching Contributions that are made on a payroll period basis but that also include a "true-up" contribution made and deposited at the end of the plan year.  In order to provide for the "true-up" component of the WPX Matching Contributions for the portion of the 2021 plan year preceding the transfer of all WPX Employees to the Employer, each WPX Plan Participant who is a WPX Employee shall receive a contribution under the Plan in January 2022 that is equal to the WPX Matching Contributions calculated under the terms of the WPX Plan (i.e., 100% of such WPX Plan Participant's eligible deferral contributions that do not exceed 6% of the WPX Plan Participant's eligible earnings) for the portion of the 2021 plan year preceding the transfer of WPX Employees to the Employer less any WPX Matching Contributions actually received during the first and second quarters of 2021.  This contribution will be made to the WPX Plan Participant's WPX Matching Contributions Account and treated as any other WPX Matching Contribution.

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(d)	Special Vesting of WPX Matching Contributions. A WPX Plan Participant's WPX Matching Contributions Account shall be 100% vested at all times.
(e)	Special Vesting of WPX Profit Sharing Contributions. A WPX Plan Participant's WPX Profit Sharing Contributions Account shall vest in accordance with the following provisions:
(i)	A WPX Plan Participants' WPX Profit Sharing Contributions Account shall vest in accordance with the following schedule:

Years of Service	Vested Percentage
Less than three years	0%
3 or more years	100%

For this purpose, "Years of Service" shall include (1) a number of years equal to the number of years of service credited to such Participant under the WPX Plan before July 1, 2021; (2) the greater of: (a) the period of service that would be credited to the Participant under the elapsed time rule of Section 2.67 of the Plan during the entire Plan Year beginning on January 1, 2021, or (b) 1,000 Hours of Service under the WPX Plan during the Plan Year beginning on January 1, 2021; and (3) his Years of Service for Plan Years beginning after January 1, 2022.

(ii)

The special vesting circumstances provided under Section 7.02(b) of the Plan shall apply to a WPX Plan Participant's WPX Profit Sharing Contribution Account, except that for purposes of vesting upon the occurrence of a Disability, a WPX Plan Participant shall be treated as vesting in the WPX Profit Sharing Contribution Account if the WPX Plan Participant meets the definition of Disability as set forth in Section 2.20 of the Plan or the definition of Disability in the WPX Plan as in effect prior to the merger of the WPX Plan into the Plan.

(iii)

A WPX Plan Participant's WPX Profit Sharing Contribution Account shall vest upon the WPX Plan Participant's involuntary Severance from Service occurs because of a reduction-in force (designated as such by the Employer, in its records) or because of the sale of stock or assets of an Employer (in either case designated as such by the Employer, in its records).

(f)

Investment of WPX Accounts. A WPX Plan Participant shall be eligible to direct the investment of such WPX Plan Participant's WPX Accounts in accordance with the generally applicable investment election provisions of Article VI of the Plan.  Notwithstanding the foregoing, except as otherwise elected by a WPX Plan Participant, the investment elections as in effect for the WPX Plan Participant's WPX Account before the merger of the WPX Plan into the Plan shall be "mapped" or "defaulted" and treated as investment elections in the Plan in the

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manner described in the notices provided to WPX Plan Participants in connection with the merger of the WPX Plan into the Plan.
(g)

Special Loan Exception.  Notwithstanding Section 9.01(f), all loans of a Participant who is a WPX Plan Participant shall be transferred to the Plan and subject to repayment as described in the original terms of the loan, except that any loan repayments made on or after July 1, 2021 shall be allocated to the WPX Plan Participant's accounts under the Plan.

(h)

Special Provisions Related to Merger of Khody Land & Minerals 401(k) Plan.  In addition to any rights described in the forgoing Sections, the following provisions shall apply to WPX Plan Participants who were also former participants in the Khody Land & Minerals 401(k) Plan (the "Khody Plan").

(i)	Effective August 1, 2019, the Khody Plan was merged with and into the WPX Plan (the "Khody Merger"). The Khody Plan had been previously frozen to new contributions effective as of January 1, 2016.
(ii)

To preserve the withdrawal rights provided in the Khody Plan with respect to rollover contributions, the provisions of Section 8.5(b), which limit the number of Rollover Contribution Account withdrawals to two per Plan Year, shall not be applicable with respect to rollover contributions to the Khody Plan that were transferred to this Plan in connection with the Merger.

(iii)

Following the Khody Merger, the assets maintained in the Khody Plan Pre-Tax Elective Deferral Accounts, Roth Elective Deferral Accounts, Safe Harbor Matching Contribution Accounts, Rollover Accounts and Roth Rollover Accounts were added to and are maintained in the corresponding subaccounts under the WPX Plan and therefore, will be transferred to the corresponding Plan account in connection with the merger of the WPX Plan.  As part of the Khody Merger, the WPX Plan accepted the transfer of any participant loans outstanding under the Khody Plan as of the date of the Khody Merger.

(iv)

Any qualified domestic relations order applicable to the Khody Plan received before the date of the Khody Merger shall continue to be in effect under this Plan, but only with respect to assets of the Khody Plan.

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